                                                                    EXHIBIT 10.2

================================================================================
Prepared by, recording                                  RECORDER'S STAMP
         requested by, and
         when recorded return to:
Hunton & Williams
One NationsBank Plaza, Suite 2650
101 South Tryon Street
Charlotte, North Carolina  28280
Attention: Michael Nedzbala, Esq.

================================================================================

               DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
             SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

                                    FROM

                     EQI FINANCING PARTNERSHIP I, L.P.,
                                the Borrower,

                                     TO
                                                          ,
                     -------------------------------------
                                   Trustee

                             FOR THE BENEFIT OF

                           LASALLE NATIONAL BANK,
                            AS INDENTURE TRUSTEE,
                               the Beneficiary

                          Relating to Premises in:

                           City/Town:
                           County:
                           State:

                       Dated as of:  February 6, 1997

--------------------------------------------------------------------------------
[THE INDEBTEDNESS SECURED BY THIS DEED OF TRUST IS ALSO SECURED BY OTHER MORTGAGES AND DEEDS OF TRUST ENCUMBERING OTHER PROPERTY LYING OUTSIDE OF THE STATE OF ________________. PURSUANT TO SECTION __________ OF THE CODE OF _____________, AS AMENDED, RECORDATION TAX SHALL BE BASED UPON $_____________, BEING THE ALLOCATED LOAN AMOUNT, THAT IS, THE PROPORTION THAT THE VALUE OF THE REAL PROPERTY ENCUMBERED BY THIS DEED OF TRUST BEARS TO THE ENTIRE AMOUNT CONVEYED BY ALL SUCH MORTGAGES AND DEEDS OF TRUST.]

                              TABLE OF CONTENTS

                                                                                                                 Page No.
                                                                                                                 --------

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

GRANTING CLAUSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 1.       GENERAL TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.01.    The Borrower's Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.02.    Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.03.    Release of the Mortgaged Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 2.       PAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.01.    Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.02.    Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE
                 BORROWER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.01.    Partnership Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.02.    No Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.03.    No Breach.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.04.    Partnership Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.05.    Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.06.    ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.07.    Impositions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.08.    Investment Company Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.09.    General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.10.    Restricted Activities of Borrower and General Partner.  . . . . . . . . . . . . . . . . . .  10
         Section 3.11.    Other Activities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.12.    Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.13.    Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.14.    No Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 4.       THE BORROWER'S REPRESENTATIONS AND WARRANTIES CONCERNING MORTGAGED PROPERTY  . . . . . . . . . . . .  13
         Section 4.01.    Improvements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.02.    Casualty; Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.03.    Zoning and Other Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.04.    Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.05.    Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.06.    Utilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.07.    [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14





                                     (i)

                                                                                                                  Page No.
         Section 4.08.    Hazardous Materials.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.09.    Warranty of Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.10     Flood Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.11     Condition of Mortgaged Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 5.       COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.01.    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.02.    Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.03.    Partnership Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.04.    Prohibition of Fundamental Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.05.    Neither a Foreign Person nor an Investment Company  . . . . . . . . . . . . . . . . . . . .  18
         Section 5.06.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.07.    Limitation on Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.08.    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.09.    Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.10.    Dividend Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.11.    Partnership Activities; Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.12.    Payment for Labor and Materials.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.13.    Modifications of Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.14.    [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.15.    Performance of Other Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.16.    Operation of the Mortgaged Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.17.    Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.18.    Insurance; Casualty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.19.    Payment of Impositions, Liens and Utilities.  . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.20.    Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.21.    Leases and Rents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.22.    Maintenance of Mortgaged Property; Waste. . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.23.    Alterations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.24.    Compliance with Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.25.    Transfer or Encumbrance of the Mortgaged Property . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.26.    Estoppel Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.27.    Operating of Hotel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.28.    Changes in the Laws Regarding Taxation. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.29.    No Credits on Account of the Secured Obligation.  . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.30.    Documentary Stamps. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.31.    Right of Entry. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.32.    Performance of Other Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                                     (ii)

                                                                                                                  Page No.
SECTION 6.       RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.01.    Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.02.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.03.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.04.    Right to Cure Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 6.05.    Appointment of Receiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 7.       WAIVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.01.    Waiver of Counterclaim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.02.    Sole Discretion of the Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.03.    Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.04.    Other Mortgages; No Election of Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.05.    Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.06.    Non-Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 8.       SECURITY AGREEMENT RECORDATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.01.    Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.02.    Recording of Deed of Trust, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 9.       RIGHTS OF THE BENEFICIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.01.    Further Acts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.02.    Recovery of Sums Required To Be Paid. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.03.    Costs of Defending and Upholding the Lien.  . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.04.    Additional Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.05.    Additional Security.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 10.      APPLICABLE LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.01.   Usury Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         Section 10.02.   Governing Law; Jurisdiction; Waiver of Trial by Jury.  . . . . . . . . . . . . . . . . . . . 45

SECTION 11.      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.01.   Exculpation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         Section 11.02.   Duplicate Originals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         Section 11.03.   Indemnity and the Beneficiary's Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         Section 11.04.   Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         Section 11.05.   Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         Section 11.06.   Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         Section 11.07.   Addresses of Mortgaged Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         Section 11.08.   Wire Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         Section 11.09.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .49





                                    (iii)

                                                                                                                  Page No.
         Section 11.10.  Covenants To Run with the Land.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.11.  Trustee's Duties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.12.  Business Days. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 11.13.  Relationship.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 11.14.  No Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50



LIST OF SCHEDULES AND EXHIBITS

         Schedule A       Description of Premises
         Schedule B       Street Address of Mortgaged Property and Other Mortgaged Property
         Annex I          Local Law Provisions




                                     (iv)

           DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                  AGREEMENT AND FIXTURE FINANCING STATEMENT


         DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT ("Deed of Trust") dated as of February 6, 1997, made by EQI FINANCING PARTNERSHIP I, L.P. (the "Borrower"), a Tennessee limited partnership, having an address at 4735 Spottswood, Suite 102, Memphis, Shelby County, Tennessee 38117, as borrower, assignor and debtor, in favor of ________________________, as trustee, and his or its successors in trust hereby created (the "Trustee") as trustee for the benefit of LASALLE NATIONAL BANK, as indenture trustee under an indenture (the "Indenture") dated of even date herewith, among the Borrower, ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent") and such indenture trustee, (together with its successors and assigns, the "Beneficiary"), having an address at 135 South LaSalle Street, 17th Floor, Chicago, Illinois 60674-4107, as beneficiary, assignee and secured party.

                                  RECITALS:

         A. Except as otherwise specified or as the context may otherwise require, capitalized terms used herein shall have the meanings assigned to those terms in the "Glossary" attached as Annex I to the Indenture.

         B. The Borrower, the Beneficiary and the Fiscal Agent are executing the Indenture, pursuant to which certain bonds, dated as of the date hereof in the aggregate principal amount of EIGHTY-EIGHT MILLION Dollars ($88,000,000) (the "Bonds"), will be issued in three classes: Class A, Class B and Class C.

         C. The Borrower is the owner of the real property described on Schedule A annexed hereto, together with all buildings, structures and improvements located thereon.

         D. A condition to the issuance of the Bonds is that the Borrower execute and deliver this Deed of Trust and the Other Mortgages.

         E. The Stated Maturity of the Class A Bonds is November 20, 2006. The Stated Maturity of the Class B Bonds is December 20, 2015. The Stated Maturity of the Class C Bonds is February 20, 2017.

         F. The Beneficiary will hold its interest in and to, inter alia, this Deed of Trust as indenture trustee for the benefit of all Bondholders who hold Bonds issued pursuant to the Indenture.

         G. This Deed of Trust is given by the Borrower in favor of the Beneficiary to secure the payment and performance in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against the Borrower for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of (i) all payment, performance and other obligations of the Borrower now existing or hereafter arising under or in respect of the Indenture, the Bonds and the other Loan Documents (including, without limitation, the obligation to pay principal, interest and all other charges, fees, expenses, indemnities and other payments related to or in respect of the obligations contained in the Bonds and the other Loan Documents), and (ii) without duplication of the obligations described in clause
(i), all payment, performance and other obligations of the Borrower now existing or hereafter arising under or in respect of this Deed of Trust, including, without limitation, with respect to all charges, fees, expenses, indemnities and other payments related to or in respect of the obligations contained in this Deed of Trust (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

         H. The obligations of the Borrower are limited recourse obligations as more particularly described in Section 11.01 hereof.


                              GRANTING CLAUSES:

         For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the Secured Obligations, the Borrower hereby grants, transfers, bargains, sells, assigns and conveys to Trustee in trust, with power of sale and right of entry and possession, and hereby grants to the Beneficiary, a security interest in and upon, in and to the following property and rights, whether now owned or held or hereafter acquired (collectively, the "Mortgaged Property"):

                             GRANTING CLAUSE ONE

         All right, title and interest in and to the real property described on Schedule A hereto (the "Premises").

                             GRANTING CLAUSE TWO

         TOGETHER WITH any and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises or any part thereof (collectively, the "Improvements").

                            GRANTING CLAUSE THREE

         TOGETHER WITH all easements, rights-of-way, strips and gores of land, streets, ways, alleys, sidewalks, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, zoning rights and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever in any way belonging, relating or pertaining to the Premises or any part thereof, and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises or any part thereof to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both in law and in equity, of the Borrower of, in and to the Mortgaged Property and every part and parcel thereof, with the appurtenances thereto.

                             GRANTING CLAUSE FOUR

         TOGETHER WITH all machinery, equipment, fixtures (including but not limited to all heating, ventilating, air conditioning, plumbing, lighting, communications and elevator fixtures), appliances, machinery and other property of every kind and nature whatsoever owned by the Borrower, or in which the Borrower has or shall have an interest (to the extent of such interest), now or hereafter located upon the Mortgaged Property, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Mortgaged Property and all building equipment, materials and supplies of any nature whatsoever owned by the Borrower, or in which the Borrower has or shall have an interest (to the extent of such interest), now or hereafter located upon the Mortgaged Property, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Mortgaged Property (hereinafter collectively called the "Equipment"), and the right, title and interest of the Borrower in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code) superior in lien to the lien of this Deed of Trust. In connection with Equipment which is leased to the Borrower or which is subject to a lien or security interest which is superior to the lien of this Deed of Trust, this Deed of Trust shall also cover all right, title and interest of the Borrower in and to all deposits, and the benefit of all payments now or hereafter made, with respect to such Equipment.

                             GRANTING CLAUSE FIVE

         TOGETHER WITH all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, or any part thereof, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property.

                             GRANTING CLAUSE SIX

         TOGETHER WITH all leases and subleases (including, without limitation, all guarantees thereof, including, without limitation, the Lease Guaranty) and other agreements affecting the use, enjoyment and/or occupancy of the Mortgaged Property, or any part thereof, now or hereafter entered into, including, without limitation, the Lease (collectively, the "Leases") and all oil and gas or other mineral royalties, bonuses and rents, fees, charges, accounts, credit card slips and other payments for the use or occupancy of rooms and other public facilities in the Mortgaged Property (including, without limitation, all guaranties, letters of credit, bonds or cash security deposited thereunder to secure performance by the tenants or subtenants thereunder to the extent not prohibited by law), profits and proceeds from the Mortgaged Property (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations.

                            GRANTING CLAUSE SEVEN

         TOGETHER WITH all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, or any part thereof, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property, or any part thereof.

                            GRANTING CLAUSE EIGHT

         TOGETHER WITH the right, in the name and on behalf of the Borrower to appear in and defend any action or proceeding brought with respect to the Mortgaged Property or any part thereof and, while an Event of Default remains uncured, to commence any action or proceeding to protect the interest of the Beneficiary in the Mortgaged Property or any part thereof.

                             GRANTING CLAUSE NINE

         TOGETHER WITH all accounts and accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which the Borrower now has or may hereafter acquire in the Mortgaged Property or any part thereof.

                             GRANTING CLAUSE TEN

         TOGETHER WITH all rights which the Borrower now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and disbursements) relating specifically to the Mortgaged Property or any part thereof.

                            GRANTING CLAUSE ELEVEN

         TOGETHER WITH all right, title and interest of the Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to the Borrower or constructed, assembled or placed by the Borrower on the Mortgaged Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, grant, conveyance, assignment or other act by the Borrower, shall become subject to the lien of this Deed of Trust as fully and completely and with the same effect, as though now owned by the Borrower and specifically described herein.

                            GRANTING CLAUSE TWELVE

         TOGETHER WITH all transferable occupancy certificates, plans and specifications, franchise agreements, license agreements, consents, management agreements, service contracts and other licenses (including liquor licenses that the Borrower presently holds, if any, or may hold at any time in the future), certificates, permits, authorizations, agreements and contracts necessary or desirable for the use, occupation, development, construction and operation of the Premises or other portions of the Mortgaged Property or any part thereof, including all renewals, extensions and replacements thereof, whether issued in the name of the Borrower or in the name of any predecessor in title.

                           GRANTING CLAUSE THIRTEEN

         TOGETHER WITH all of the Borrower's right, title and interest, if any, in all surveys, title insurance policies, drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies, trade names, good will, books and records and data relating to the Premises or the Equipment.

                           GRANTING CLAUSE FOURTEEN

         TOGETHER WITH all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Mortgaged Property as a result of tax certiorari or any applications or proceedings for reduction.

                           GRANTING CLAUSE FIFTEEN

         TOGETHER WITH all right, title and interest in and to all tangible personal property owned by the Borrower (the "Personal Property"), and now or at any time hereafter located on or at the Premises or used in connection therewith, including, but not limited to: all goods, machinery, tools, insurance proceeds and refunds of insurance premiums, equipment (including fire sprinklers and alarm systems; office air conditioning; heating; refrigerating; electronic monitoring; entertainment; recreational; window or structural cleaning rigs; maintenance equipment; equipment for the exclusion of vermin or insects; removal of dust; refuse or garbage and all other equipment of every kind), lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, freezers, refrigerators, fans, heaters, stoves, water heaters and incinerators), inventory, rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies;

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Trustee, and its successors in trust, forever.

         PROVIDED, HOWEVER, these presents are upon the express condition, if the Borrower shall well and truly pay to the Beneficiary the Secured Obligations at the time and in the manner provided in the Bonds, the other Loan Documents and this Deed of Trust and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Bonds and the other Loan Documents, the Beneficiary shall reconvey the Mortgaged Property to the person or persons legally entitled thereto and shall, if requested by the Borrower, duly execute and deliver to the Borrower a satisfaction of this Deed of Trust in recordable form.

         AND the Borrower represents to, covenants with and warrants to the Beneficiary that:

         SECTION 1.          GENERAL TERMS.

         SECTION 1.01. THE BORROWER'S BONDS. The three Classes of Bonds shall be executed and delivered by the Borrower pursuant to the Indenture, and each Class shall be payable as to principal and interest as specified in the Indenture, with a final maturity for each Class on the applicable Stated Maturity.

         SECTION 1.02.       PREPAYMENT.

         The Bonds may be prepaid in whole or in part in accordance with, and subject to the terms of, Section 2.01 of the Indenture.

         SECTION 1.03.       RELEASE OF THE MORTGAGED PROPERTY.

         (a) The Borrower may obtain a release of the Mortgaged Property from the lien of this Deed of Trust (and the Indenture) by giving not less than 30 nor more than 90 days' prior written notice thereof to the Servicer, upon which the Beneficiary shall promptly execute, acknowledge and deliver to the Borrower a release from the lien of this Deed of Trust (a "Release") in recordable form with respect to the Mortgaged Property, provided that all of the following terms and conditions are satisfied:

                 (i) no Event of Default has occurred and is continuing or would not be cured upon release of the Mortgaged Property in accordance with this Section 1.03;

                (ii) such Release, other than a Release to be made in connection with a Permitted Prepayment Event, shall occur on a Payment Date following the Lock-Out Period;

               (iii) the Borrower shall pay to the Beneficiary no later than the Remittance Date (A) an amount (the "Release Price") equal to 125% of the current Allocated Loan Amount for such Mortgaged Property, plus accrued interest thereon through the related Accounting Date, which Release Price will be applied to the repayment of the Bonds in accordance with the Indenture and (B) the Yield Maintenance Premium payable with respect to such Release Price, which will be paid on the Bonds in accordance with the

         Indenture, except that no Yield Maintenance Premium will be required for a Release made during the Prepayment Window or in connection with a Permitted Prepayment Event;

                (iv) either (x) the Lease Debt Service Coverage Ratio for the 12 full months immediately preceding such Release with respect to the Mortgaged Properties that would remain after such Release is not less than the Lease Debt Service Coverage Ratio for such periods with respect to all the Mortgaged Properties immediately prior to such Release, or (y) the Lease Debt Service Coverage Ratio with respect to the Mortgaged Properties that would remain after such release is not less than the Initial Lease Debt Service Coverage Ratio as of the Closing Date with respect to all of the Mortgaged Properties; and

                 (v) the Beneficiary shall have received written confirmation from the Rating Agency that such Release shall not adversely affect the then current ratings on the Bonds.

         (b) Notwithstanding Section 1.03(a), in connection with the sale of the Mortgaged Property following an Event of Loss, the Release Price shall equal the greater of (i) the sum of (A) all Insurance Proceeds and Condemnation Proceeds with respect to the Mortgaged Property (to the extent not previously applied in accordance with this Deed of Trust) and (B) the sales proceeds of any sale of the Mortgaged Property, such sum not to exceed 125% of the then current Allocated Loan Amount for such Mortgaged Property, plus accrued and unpaid interest thereon through the related Accounting Date at the Class Interest Rate of the Class of Bonds to be prepaid and (ii) an amount equal to the Allocated Loan Amount for such Mortgaged Property, plus accrued and unpaid interest thereon through the related Accounting Date at the Class Interest Rate of the Class of Bonds to be prepaid.

         Notwithstanding Section 1.03(a), in connection with the sale of the Mortgaged Property following a Default arising from a title, environmental or change in law event with respect to such Mortgaged Property, the Release Price shall equal the greater of (i) the sales proceeds of any sale of the Mortgaged Property not in excess of 125% of the then current Allocated Loan Amount for such Mortgaged Property, plus accrued interest thereon through the related Accounting Date at the Class Interest Rate on the Class of Bonds to be prepaid and (ii) an amount equal to the Allocated Loan Amount for such Mortgaged Property, plus accrued and unpaid interest thereon through the related Accounting Date at the Class Interest Rate on the Class of Bonds to be prepaid; provided, however, (1) such Permitted Prepayment Event was not caused by the Borrower, (2) such event was not known to the Borrower on or prior to the Closing Date, and (3) any related sale of the Mortgaged Property is to a bona fide third party or on bona fide third party terms. Satisfactory evidence of these requirements contained in the foregoing clauses (1)-(3) shall be delivered to the Rating Agency, the Beneficiary and the Servicer or its designated nominee.

         Notwithstanding Section 1.03(a), in connection with a sale of a Mortgaged Property following a Permitted Prepayment Event as described in the preceding two paragraphs, the condition set forth in Section 1.03(a)(iv) need not be satisfied and no Yield Maintenance Premium shall be due.

         (c) Upon repayment of the Bonds and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, the Beneficiary shall, promptly after such payment, release its Liens with respect to all Mortgaged Properties.

         SECTION 2.       PAYMENTS.

         SECTION 2.01.    PAYMENTS.

         (a) The Borrower will pay the Secured Obligations at the time and in the manner provided in the Bonds, the Indenture, this Deed of Trust and the other Loan Documents. This Deed of Trust shall be subject to the covenants, conditions and agreements contained in the Bonds and the Indenture.

         (b) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of the Beneficiary).

         SECTION 2.02. SETOFF. The Borrower agrees that, in addition to (and without limitation of) any right of set-off or counterclaim the Beneficiary may otherwise have, the Beneficiary shall be entitled, at its option, to offset balances held by it or any of its Affiliates for account of the Borrower (or amounts due from it to the Borrower) at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Bonds, or any other amount payable to the Beneficiary hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that the Beneficiary's failure to give such notice shall not affect the validity thereof.

         SECTION 3. REPRESENTATIONS AND WARRANTIES CONCERNING THE BORROWER. The Borrower represents and warrants to the Beneficiary that:

         SECTION 3.01. PARTNERSHIP EXISTENCE. The Borrower: (a) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and in good standing in the state in which the Mortgaged Property is located.

         SECTION 3.02. NO LITIGATION. Except as disclosed in the Memorandum, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower which, if adversely determined, could have a Material Adverse Effect.

         SECTION 3.03. NO BREACH. None of the execution and delivery of this Deed of Trust or any other Loan Document to which the Borrower is a party, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under the charter or by-laws, the Partnership Agreement or the other organizational documents, as the case may be, of the Borrower or the General Partner, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or the General Partner is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Lien arising under the Loan Documents or any Permitted Liens) result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or the General Partner pursuant to the terms of any such agreement or instrument.

         SECTION 3.04. PARTNERSHIP ACTION. The Borrower has all necessary partnership power and authority to execute, deliver and perform its obligations under this Deed of Trust and the other Loan Documents to which it is a party and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate, and grant a security interest in, the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on the Borrower's part to be performed; the execution, delivery and performance by the Borrower of this Deed of Trust and the other Loan Documents to which it is a party have been duly authorized by all necessary partnership action on its part; and each of this Deed of Trust and the other Loan Documents to which the Borrower is a party has been duly and validly executed and delivered by the Borrower and constitutes, and the Bonds when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms.

         SECTION 3.05. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of this Deed of Trust and the other Loan Documents to which it is a party or for the validity or enforceability thereof.

         SECTION 3.06.    ERISA.

         (a) As of the date hereof and throughout the term of this Deed of Trust, (i) the Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and
(ii) the assets of the Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

         (b) As of the date hereof and throughout the term of this Deed of Trust, (i) the Borrower is not and will not be a "government plan" within the meaning of Section 3(3) of

ERISA, and (ii) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

         SECTION 3.07. IMPOSITIONS. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by the Borrower and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower; except such taxes which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with
Section 5.19 herein. The charges, accruals and reserves on the books of the Borrower in respect of Impositions are, in the opinion of the Borrower, adequate.

         SECTION 3.08. INVESTMENT COMPANY ACT. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         SECTION 3.09. GENERAL PARTNER. The sole general partner of the Borrower is the General Partner. Equity Inns Trust, a Maryland real estate investment trust, is the owner of all of the issued and outstanding capital stock of the General Partner, all of which capital stock has been validly issued, is fully paid and nonassessable and is owned by Equity Inns Trust free and clear of all mortgages, assignments, pledges and security interests and free and clear of all warrants, options and rights to purchase. The Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.

         SECTION 3.10. RESTRICTED ACTIVITIES OF BORROWER AND GENERAL PARTNER. Each of the Certificate of Limited Partnership and the Partnership Agreement of the Borrower provides that the Borrower may not engage in any business activity unrelated to the Mortgaged Properties. The charter of the General Partner provides that the General Partner may not engage in any activity other than acting as general partner of the Borrower and activities incidental to that purpose.

         SECTION 3.11.    OTHER ACTIVITIES.

         (a) The charter of the General Partner requires, until the Bonds are paid in full and the Mortgaged Properties released from the lien of the Indenture and the Mortgages, the General Partner shall not, without (a) the affirmative vote of 100% of the members of its board of directors, and (b) except with respect to subparagraph (vii), the consent of the Indenture Trustee, do any of the following:

                 (i) take, or cause the Borrower to take, any action or suffer to exist any circumstance that would constitute an "Event of Default" or a default under any Loan Document evidencing or securing the obligations secured by the Mortgages;

                 (ii) amend, alter, change or repeal (A) the provisions in the charter relating to the need for a unanimous vote of the board of directors, (B) the provision in the charter relating to the subordination of the Borrower's indemnification obligations to its officers and directors or (C) the Partnership Agreement or the Certificate of Limited Partnership of the Borrower;

                 (iii) (A) dissolve, wind up or liquidate, in whole or in part, consolidate or merge with or into any other entity, or convey, sell or transfer its properties and assets substantially as an entirety to any entity; provided, however, that the General Partner may transfer assets to another special purpose entity, the organizational documents of which contain substantially the same provisions as the charter of the General Partner, unless such transfer of assets would cause a qualification, withdrawal or downgrading of the then current rating assigned to the Bonds by any nationally recognized statistical rating organization that rated the Bonds at the request of the Borrower or an Affiliate, or (B) cause the Borrower to dissolve or liquidate, in whole or in part, or merge with or into any other entity, or convey, sell or transfer its properties and assets substantially as an entirety to any entity except as otherwise may be permitted by the Partnership Agreement and the Certificate of Limited Partnership of the Borrower;

                 (iv) engage in any business or activity other than as permitted by the General Partner's charter, or cause the Borrower to engage in any business or activity other than as set forth in the Partnership Agreement (or any successor provision thereto, however designated);

                 (v) own any assets other than those related to, or derived from, the Mortgaged Properties;

                 (vi)     incur, assume or guaranty any indebtedness other than
         (A) indebtedness not secured by the Mortgaged Properties consisting of trade accounts payable (other than for borrowed money) incurred in the ordinary course of business and (B) debt expressly permitted by the Loan Documents;

                 (vii) file, or cause the Borrower to file, a voluntary or involuntary petition or otherwise initiate, or cause the Borrower to initiate, proceedings for the General Partner or the Borrower to be adjudicated insolvent or seeking an order for relief as a debtor under any chapter of the United States Bankruptcy Code, as amended (11 U.S.C. Section Section 101 of, or cause the Borrower to file or cause the filing of, any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief for the General Partner or the Borrower under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or seek or cause the Borrower to seek, the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the General Partner or the Borrower or of all or any substantial part of the properties and assets of the General Partner or the Borrower, or make or cause the Borrower to make, any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any corporate action in furtherance of any such action, or consent to or acquiesce in any of the foregoing actions; or

                 (viii) sell, transfer, exchange, convey, encumber or otherwise dispose of any or all of the General Partner's right, title or interest as a general partner of the Borrower, except that the General Partner may withdraw as the general partner if it finds a replacement general partner that is a special purpose corporation, the charter of which contains substantially the same provisions as the General Partner's charter.

         (b) The charter of the General Partner also contains provisions that, until the Bonds are paid in full and the Mortgaged Properties released from the lien of the Indenture and the Mortgages, requires the General Partner to take, and cause the Borrower to take, the following actions:

                 (i) maintain its own books, records and accounts separate from any other Person;

                 (ii) cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that shows its assets and liabilities separate and apart from those of any other Person;

                 (iii) pay all its liabilities and expenses only out of its own funds;

                 (iv) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations, but no more than necessary to perform authorized activities;

                 (v) allocate fairly and reasonably any overhead for expenses that are shared with an affiliate, including paying for the office space and services performed by any employee of any affiliate;

                 (vi) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations;

                 (vii) maintain arm's length relationships with all affiliates and enter into transactions with affiliates only on commercially reasonable bases;

                 (viii) in all dealings with the public, identify itself under its own name and as a separate and distinct entity;

                 (ix) independently make decisions with respect to its business and daily operations;

                 (x) not commingle its funds or other assets with those of any other Person and hold all of its assets in its own name;

                 (xi) not assume or guarantee the liabilities of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

                 (xii) not acquire obligations or securities of, pledge its assets for the benefit of, or make loans or advances to, any affiliates;

                 (xiii) observe all applicable or customary organizational formalities;

                 (xiv) promptly correct any known misunderstanding regarding its separate identity;

                 (xv)     not identify itself as a division of any other
         Person;

                  (xvi) use separate stationery, invoices and checks bearing its own name; and

                 (xvii)   not own any property, real or personal, other than
         (a) the Mortgaged Properties (in the case of the Borrower) and General Partner's interest in the Borrower (in the case of the General Partner) and (b) the minimum amount of property necessary to perform authorized activities.

         SECTION 3.12.    EMPLOYEES.  The Borrower has no employees.

         SECTION 3.13. SOLVENCY. None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of the Borrower, and the Borrower is not and will not be rendered insolvent by such transactions or will have received fair and reasonably equivalent value in good faith for the grant of the Liens created by the Loan Documents. The Borrower is able to pay its debts as they become due, including contingent obligations reasonably likely to become due.

         SECTION 3.14. NO FOREIGN PERSON. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

         SECTION 4. THE BORROWER'S REPRESENTATIONS AND WARRANTIES CONCERNING MORTGAGED PROPERTY.

         SECTION 4.01. IMPROVEMENTS. Except as disclosed in the survey related to the Mortgaged Property and identified on Schedule C to the Indenture or the title policy delivered to the Beneficiary hereunder, all Improvements comprising a portion of the Mortgaged Property lie wholly within the boundary and building restriction lines of the Mortgaged Property, and no Improvements on adjoining properties encroach upon the Mortgaged Property in any material respect.

         SECTION 4.02. CASUALTY; CONDEMNATION. The Mortgaged Property is free of material damage and waste and there is no proceeding pending or, to the best of the Borrower's knowledge, threatened, for the total or partial taking by condemnation or eminent domain of the Mortgaged Property and no Event of Loss has occurred with respect to the Mortgaged Property.

         SECTION 4.03. ZONING AND OTHER LAWS. The Mortgaged Property and the use and operation thereof, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all building codes, land use and environmental laws and other applicable requirements of law and all applicable insurance requirements.

         SECTION 4.04. LEASE. The Borrower has made available to the Beneficiary a correct and complete copy of the Lease and all amendments thereto. As of the Closing Date the Lease is unmodified and in full force and effect and the Borrower is not, and, to the Borrower's knowledge, the Lessee is not in default under the Lease.

         SECTION 4.05. PERMITS. There has been issued in respect of the Mortgaged Property all certificates, licenses, permits and governmental approvals necessary or required to own, operate, use and occupy the Mortgaged Property in the manner currently operated, including any required permits relating to zoning, building code, land use and Hazardous Materials. Each such permit is in full force and effect and the Borrower has not received any notice of violation or revocation thereof.

         SECTION 4.06. UTILITIES. The Mortgaged Property is served by all utilities required for the current or contemplated use thereof. All public roads and streets necessary for service of and access to the Mortgaged Property for the current use thereof have been completed and are open for use. The Mortgaged Property is served by public water and sewer systems. The Borrower has not received any notice of actual or threatened reduction or curtailment of any utility service now supplied to the Mortgaged Property.

         SECTION 4.07.    [RESERVED]

         SECTION 4.08. HAZARDOUS MATERIALS. The Borrower and the Lessee have obtained all permits, licenses and other authorizations which it is required to obtain with respect to the Mortgaged Properties under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Borrower and the Lessee are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables applicable to the Mortgaged Properties contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

         In addition, except as set forth in the environmental reports relating to the Mortgaged Property and described in Schedule C to the Indenture:

         (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or the Lessee to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or the Lessee relating to the Mortgaged Properties with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C.
Section 9601(22), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Borrower or the Lessee.

         (b) No Hazardous Materials have been released at, on or under the Mortgaged Property to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

         (c) There are no Liens arising under or pursuant to any Environmental Laws on any of the Mortgaged Properties or properties, and no government actions have been taken or, to the Borrower's knowledge, are in process which could subject any of such properties to such Liens and the Borrower would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any Mortgaged Property in any deed to such property.

         SECTION 4.09. WARRANTY OF TITLE. The Borrower has good and marketable fee title to the Mortgaged Property subject only to the Permitted Liens; the Borrower has the right to grant, bargain, sell, convey and grant a security interest in, the Mortgaged Property; and the Borrower owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except the lien of this Deed of Trust and Permitted Liens. The Borrower shall forever warrant, defend and preserve such title, subject to the Permitted Liens, and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to the Beneficiary against the claims of all persons whomsoever.

         SECTION 4.10 FLOOD INSURANCE. No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, the Borrower has obtained and will maintain the insurance prescribed in Section 5.18 hereof.

         SECTION 4.11 CONDITION OF MORTGAGED PROPERTY. Except as set forth in the property condition report or similar report relating to the Mortgaged Property and described in Schedule C, the buildings, structures and improvements included on or within the Mortgaged Property are structurally sound and in good repair, and all mechanical, electrical, heating, air conditioning, drainage, sewer, water and plumbing systems are in proper working order.

         SECTION 5. COVENANTS OF THE BORROWER. The Borrower agrees that until payment in full of the Bonds, all interest thereon and all other amounts payable by the Borrower hereunder:

         SECTION 5.01. FINANCIAL STATEMENTS. The Borrower shall deliver or cause to be delivered to the Beneficiary, the Servicer, the Rating Agency and the Initial Purchasers:

         (a) (i) not later than 45 days after the end of each of the first three calendar quarters, a quarterly unaudited statement of revenue and certain expenses for each of the Mortgaged Properties individually and for the Lessee on a consolidated basis, along with a statement of the Occupancy, ADR and REVPAR for each Mortgaged Property for such calendar quarter and the Lease Debt Service Coverage Ratio and Property Debt Service Coverage Ratio for the 12 month period ending at the end of such calendar quarter and (ii) not later than 120 days after the end of each calendar year, (A) annual financial statements of the Lessee audited by a nationally recognized independent accounting firm prepared in accordance with GAAP, which will include a consolidated balance sheet for the Lessee and a statement of revenue and certain expenses for each of the Mortgaged Properties individually and for the Lessee on a consolidated basis (including property taxes which are payable by the Issuer), along with a statement of the Occupancy, ADR and REVPAR for each Mortgaged Property for such calendar year, and the Lease Debt Service Coverage Ratio for the 12 month period ending at the end of such calendar year and (B) the unaudited consolidated balance sheet and statement of income and expenses of the Borrower for such year, which shall be accompanied by a certificate of a senior financial officer of the General Partner, which certificate shall state (i) that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower as at the end of, and for, such Fiscal Year and (ii) that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken and proposes to take with respect thereto);

         (b) promptly upon receipt thereof, copies of all written reports, budgets or plans delivered by the Lessee under the Leases not duplicative of the information provided under paragraph (a) above;

         (c) copies of all written reports, budgets or plans delivered by the Borrower under the Leases not duplicative of the information provided in paragraph (a) above; and

         (d) promptly after the Borrower knows or has reason to know that any Default has occurred, a written notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken and proposes to take with respect thereto.

         SECTION 5.02. LITIGATION, ETC. The Borrower will promptly give to the Beneficiary notice of (a) all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect to such legal or other proceeding affecting the Borrower, except proceedings which if adversely determined, would not have a Material Adverse Effect and (b) of any proposal by any public authority to acquire any Mortgaged Property of the Borrower or any portion thereof.

         SECTION 5.03. PARTNERSHIP EXISTENCE, ETC. The Borrower will preserve and maintain its partnership existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of the Beneficiary (including its agents and contractors), during normal business hours and upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Beneficiary.

         SECTION 5.04. PROHIBITION OF FUNDAMENTAL CHANGES. Except as expressly provided in the Partnership Agreement and the Certificate of Limited Partnership of the Borrower, the Borrower will not (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or (ii) acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any Person except for (a) the purchases of FF&E, inventory and other assets to be sold or used in the ordinary course of business, (b) purchase of the Mortgaged Property, and (c) Investments permitted under Section
5.09. Except as permitted hereunder or under the other Loan Documents in connection with a Release or otherwise, the Borrower will not convey, sell, transfer or otherwise dispose of the Mortgaged Property without the prior written consent of the Beneficiary (which consent shall be given upon written confirmation from the Rating Agency that such action would not result in a qualification, downgrading or withdrawal of the then current ratings on the Bonds). Except as expressly provided in the Partnership Agreement and the Certificate of Limited Partnership of the Borrower, the Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (i) any inventory or other assets sold or disposed of in the ordinary course of business, or (ii) obsolete or worn-out FF&E or other property no longer used or useful in its business). The Borrower will not replace or permit the replacement of the

General Partner without the prior written consent of the Beneficiary; provided, that transfers aggregating more than 49% of the partnership interests in the Borrower shall require written confirmation from the Rating Agency that such transfers will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds. The Borrower shall not become a Person other than a limited partnership and shall not become a general or limited partner in any general or limited partnership. The Borrower shall not permit the General Partner to pledge or encumber its partnership interest in the Borrower without the prior written consent of the Beneficiary.

         SECTION 5.05. NEITHER A FOREIGN PERSON NOR AN INVESTMENT COMPANY. The Borrower will not, throughout the term of the Bonds, become a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (26 USC Section Section 1445, 7701) and the related Treasury Department regulations, including, without limitation, temporary regulations. The Borrower will conduct its operations at all times so as not to be subject to, or shall comply with, the Investment Company Act.

         SECTION 5.06.    ERISA.

         (a) The Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Beneficiary of any of its rights under the Bonds, this Deed of Trust and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (b) The Borrower further covenants and agrees to deliver to the Beneficiary such certifications or other evidence from time to time throughout the term of the Deed of Trust, as requested by the Beneficiary in its sole discretion, that (i) the Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; and (ii) the Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans.

         SECTION 5.07. LIMITATION ON LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall discharge, by payment, by procurement of a surety bond or otherwise as approved by the Servicer, any Lien that is not a Permitted Lien within 30 days after the Borrower receives written notice of the filing of such Lien (subject to the Borrower's right to contest certain Liens as provided in Section 5.19(b) hereof).

         SECTION 5.08. INDEBTEDNESS. The Borrower will not create, incur or suffer to exist any Indebtedness except:

         (a)     Indebtedness to the Beneficiary under the Loan Documents;

         (b) Indebtedness not secured by the Mortgaged Properties consisting of trade accounts payable (other than for borrowed money) incurred in the ordinary course of business, including purchase money Indebtedness and capitalized lease obligations for the purchase of FF&E Replacements;

         (c)     Indebtedness secured by Permitted Liens;

         (d) the pledge or assignment of funds released to the Issuer from the lien of the Indenture; and

         (e) other Indebtedness, with the written consent of the Beneficiary, which consent shall not be withheld if (i) such Indebtedness is expressly subordinated to the Bonds, (ii) the term of such Indebtedness exceeds the latest Stated Maturity of the Bonds, (iii) such Indebtedness provides that no remedies for defaults with respect to such Indebtedness may be exercised until the Bonds are no longer outstanding, (iv) no Event of Default has occurred and is continuing and (v) written confirmation is received from the Rating Agency that such Indebtedness will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds.

         SECTION 5.09. INVESTMENTS. The Borrower will not make or permit to remain outstanding any Investments other than operating deposit accounts with banks and Permitted Investments.

         SECTION 5.10. DIVIDEND PAYMENTS. The Borrower will not declare or make any Dividend Payment at any time that an Event of Default shall have occurred and be continuing.

         SECTION 5.11.    PARTNERSHIP ACTIVITIES; BOOKS AND RECORDS.

         (a) The Borrower shall not purchase any real properties other than the Mortgaged Properties, conduct any business other than that permitted under the Partnership Agreement or charter and by-laws of the General Partner, have any assets or liabilities other than assets or liabilities derived from or related to the Mortgaged Properties or otherwise related to a business that is permitted under the Partnership Agreement, violate any of the provisions of the Partnership Agreement, nor shall the Borrower amend the Partnership Agreement without confirmation from the Rating Agency that such amendment will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds.

         (b) The Borrower shall comply with the "separateness provisions" set forth in Section 1.5 of the Partnership Agreement.

         SECTION 5.12. PAYMENT FOR LABOR AND MATERIALS. The Borrower will pay promptly or cause to be paid when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist beyond the due date thereof in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Liens.

         SECTION 5.13. MODIFICATIONS OF LEASE. The Borrower will not consent to any modification, supplement or waiver of the provisions of the Lease or terminate the Lease (except a termination in connection with a Lease Event of Default or a termination otherwise expressly permitted under the Lease) without the prior written consent of the Beneficiary, which consent shall be granted if the Rating Agency confirms in writing that such action will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds. The Borrower will not consent to any modification, supplement or waiver of any provision of a service contract that would have a Material Adverse Effect on the value, utility, operation or legality of the Mortgaged Property or terminate any service contract if such termination would have a Material Adverse Effect on the value, utility, operation or legality of the Mortgaged Property, without the consent of the Beneficiary, which consent shall be granted if the Rating Agency confirms in writing that such action will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds.

         SECTION 5.14.    [RESERVED].

         SECTION 5.15. PERFORMANCE OF OTHER AGREEMENTS. The Borrower shall observe and perform each and every term to be observed or performed by the Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

         SECTION 5.16. OPERATION OF THE MORTGAGED PROPERTIES. The Borrower shall comply in all material respects with the terms of the Lease. The Lessee shall be permitted to employ a manager for the Mortgaged Property pursuant to the terms of the Lease. In the event that a Lease Event of Default shall have occurred under a Lease and continues beyond the applicable cure periods, the Borrower may (i) terminate the Lease with respect to any or all of the Mortgaged Properties and (ii) cause the Lessee to terminate the management agreement with respect to such Mortgaged Properties, and may designate either a replacement lessee or a property manager, as the case may be, reasonably acceptable to the Beneficiary and willing to operate such Mortgaged Properties pursuant to terms and conditions and pursuant to a Lease or property management agreement approved by the Beneficiary. In the event the Lease or a replacement lease is not in effect, the revenues (net of operating expenses with respect to the Mortgaged Property) received by the Borrower for the operation of the Mortgaged Property shall be remitted to the Servicer for deposit into the Central Account on a monthly basis in a manner adequate for timely payments to be made on the Bonds. Notwithstanding the foregoing, the Borrower shall not enter into any lease or property management agreement (or consent to any appointment of a manager of the Mortgaged Property by the Lessee or to the form of the related Management Agreement to the extent such appointment or form requests the consent or approval of the Borrower under the Lease) in respect of the Mortgaged Property unless the following conditions are met:

         (a) the Borrower obtains the Beneficiary's prior written consent, which consent shall be granted if the Rating Agency confirms in writing that such action will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds; and

         (b) such replacement lessee or manager executes an agreement substantially similar to the Subordination Agreement.

         SECTION 5.17.    ENVIRONMENTAL MATTERS.

         (a) The Borrower shall, at its sole cost and expense, comply in all material respects with and shall cause the Lessee of the Mortgaged Property to comply in all material respects with all Environmental Laws applicable to the Mortgaged Property and shall ensure that all operations, businesses and activities conducted thereon are in material compliance with all Environmental Laws.

         (b) If the Borrower shall receive any notice or other communication relating to the Mortgaged Property from any governmental authority concerning any actual, alleged, suspected or threatened violation of or liability under any Environmental Laws or any Environmental Condition, or that any representation or warranty herein relating to Hazardous Materials is not or is no longer accurate in any material respect, including any notice or other communication from any governmental authority concerning any actual or threatened Environmental Claim, then the Borrower shall deliver to the Beneficiary, within ten (10) days after receipt of such notice or communication, a written description of such violation, liability, or actual or threatened event or condition. Receipt of such notice shall not be deemed to create any obligation on the part of the Beneficiary to defend or otherwise respond to such notification. The Borrower shall promptly take all actions necessary to defend such notification of Environmental Claim or clean up or remedy such Environmental Condition in compliance with all Environmental Laws.

         (c) Upon the Beneficiary's or the Servicer's reasonable request, the Borrower shall, at its sole cost and expense, take all actions or cause the Lessee to take all actions necessary to ensure that there is no Hazardous Material at, on or under the Mortgaged Property in quantities or concentrations other than those permitted by applicable Environmental Laws; provided that the Borrower shall not be required to obtain environmental site assessments or audit reports or updates thereto more often than once per year. The Borrower shall reasonably promptly provide to the Beneficiary copies of all environmental site assessments or environmental audit reports, or updates of such assessments or reports that are generated in connection with the above activities.

         (d) Following and during the continuance of an Event of Default, the Borrower shall permit the Beneficiary to enter upon the Mortgaged Property at any reasonable time to conduct, at the Borrower's sole cost and expense, a reasonable inspection of Mortgaged Property, to determine compliance with all applicable Environmental Laws and to take any and all other actions required by any governmental agency, including the removal or cleanup of any Hazardous Materials in quantities or concentrations which violate applicable Environmental Laws at, on or under the Mortgaged Property. During the continuance of an Event of Default, the Borrower grants the Beneficiary and its employees, contractors and agents an irrevocable and nonexclusive license to enter upon the Mortgaged Property and to perform such tests on the Mortgaged Property necessary to conduct such reviews and investigations in accordance with the preceding sentence. All reasonable costs and expenses incurred by the Beneficiary (including the costs of its agents and contractors) under this subsection shall be due and payable by the Borrower on demand.

         SECTION 5.18.    INSURANCE; CASUALTY.

         (a) The Borrower will keep or cause to be kept, without cost to the Beneficiary, the Mortgaged Property insured during the entire term of this Deed of Trust for the mutual benefit of the Borrower, the Beneficiary and the Servicer against loss or damage by fire and against loss or damage by other risks embraced on the "Special Form" or "All Risk Form" in an amount sufficient to prevent the Borrower or the Beneficiary from becoming a co-insurer, but in any case in an amount not less than the then full replacement value of the Improvements and Equipment, covering physical loss or damage to such Improvements and Equipment, without considering depreciation and exclusive of excavations and foundations. The policy of insurance carried in accordance with this Section shall contain a "Replacement Cost Endorsement" or other comparable provision.

         (b) The Borrower will obtain and maintain, or cause to be obtained and maintained, without cost to the Beneficiary, during the entire term of this Deed of Trust for the mutual benefit of the Borrower and the Beneficiary, the following policies of insurance:

                 (1) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended (and any successor act thereto), in an amount at least equal to the value of the Mortgaged Property as reasonably determined by the Beneficiary from time to time or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act, whichever is less.

                 (2) Comprehensive general liability insurance with the coverages and in the amounts required under the Lease (as in effect on the date hereof).

                 (3) Loss of income insurance with the coverages and in the amounts required under the Lease (as in effect on the date hereof).

                 (4) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus now or hereafter installed in the Improvements with the coverages and in the amounts required under the Lease (as in effect on the date hereof).

                 (5) During the course of any construction or repair of Improvements on the Mortgaged Property, builder's completed value risk insurance against "all risks of physical loss," during such construction with a deductible not to exceed $10,000, in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished.

                 (6) Worker's compensation and other statutory coverages, as applicable.

                 (7) Such other insurance (other than earthquake insurance) as may from time to time be reasonably required by the Beneficiary or the Servicer in order to protect the Beneficiary's interests, to the extent that such insurance is generally available on commercial reasonable terms and is generally required by institutional lenders on loans secured by similar properties.

         (c) All policies of insurance (the "Required Insurance Policies") required pursuant to this Section 5.18 (i) shall be issued by an insurer whose claims-paying ability (or qualitative financial condition and operating performance) is then rated "A-" or better by the Rating Agency, if rated by the Rating Agency, or, if not rated by the Rating Agency, an equivalent rating from any other nationally recognized statistical rating organization or a rating of at least A:VIII from A. M. Best, or is otherwise acceptable to the Rating Agency, (ii) shall contain the standard New York (or local equivalent) non-contribution clause naming the Beneficiary as the person to which all payments over $100,000 made by such insurance company shall be paid, (iii) shall be maintained throughout the term of this Deed of Trust without cost to the Beneficiary, (iv) shall contain such provisions as the Beneficiary or the Servicer deems reasonably necessary or desirable to protect the Beneficiary's interest including, without limitation, endorsements providing that neither the Borrower, the Beneficiary nor any other party shall be a co-insurer under said Policies and that the Beneficiary shall receive at least thirty (30) days prior written notice of any modification or cancellation and (v) shall list the Beneficiary and the Servicer, where applicable, as loss payees or additional insureds. Notwithstanding the foregoing, workers' compensation insurance may be provided by any state approved and regulated employer's self-insurance fund and need not name the Beneficiary or the Servicer as additional insureds or loss payees. The Borrower shall deliver duplicate counterparts or specimen copies of each of the Required Insurance Policies to the Servicer. Not later than fifteen (15) days prior to the expiration date of each of the Required Insurance Policies, the Borrower will deliver to the Servicer satisfactory evidence of the renewal of each of the Required Insurance Policies.

         (d) The Required Insurance Policies with respect to the Mortgaged Property may, at the option of the Borrower, be effected by blanket or umbrella policies issued to the Borrower and its affiliates (including, without limitation, the direct and indirect partners in the Borrower) covering the Mortgaged Properties and properties owned by such affiliates, provided that the policies otherwise comply with the provisions of this Deed of Trust and specifically allocate to the Mortgaged Property the coverages required hereby, without possibility of reduction or coinsurance by reason of, or damage to, another premises named therein, and if the insurance required by this Deed of Trust shall be effected by any such blanket or umbrella policies, the Borrower shall furnish to the Servicer copies of such policies in place of the originals, and in addition, within thirty (30) days after the filing thereof with any insurance ratemaking body, copies of the schedule of all improvements affected by any such blanket or umbrella policy of insurance.

         (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Borrower shall give prompt written notice thereof to the Beneficiary and the Servicer prior to the making of any repairs thereto; provided, however, that if the loss or damage is $100,000 or less and no Event of Default shall have occurred and be continuing, the Borrower shall have no obligation to provide notice. Following the occurrence of fire or other casualty, the Borrower, regardless of whether insurance proceeds are payable under the Required Insurance Policies, shall proceed promptly with the repair, alteration, restoration, replacement or rebuilding of the same as near as possible to their value, utility, condition and character prior to such damage or destruction (the "Restoration"), provided that if the Borrower and the Servicer determine that (i) the Mortgaged Property cannot be restored to substantially the same condition as existed before the casualty, or (ii) restoration cannot reasonably be expected to be completed within one year from the date of casualty, the Borrower may choose, in its sole discretion, not to proceed with Restoration but to prepay the Bonds in accordance with the Indenture in an amount equal to the lesser of (x) the Insurance Proceeds or (y) the Allocated Loan Amount, plus accrued interest through the related Accounting Date for the Special Payment Date on which such Prepayment is applied on the Bonds in accordance with the Loan Documents, in each case without payment of a Yield Maintenance Premium. In that event, any excess of the Insurance Proceeds over the Allocated Loan Amount shall be deposited into the Central Account for application (or release to the Borrower) in accordance with the Servicing Agreement. In the event that the Borrower proceeds with the Restoration, and the Insurance Proceeds exceed the costs of Restoration, such excess proceeds shall be deposited into the Central Account for application (or release to the Borrower) in accordance with the Servicing Agreement. The Restoration shall be performed in accordance with the following provisions:

                 (1) The Borrower shall procure and pay for, and shall furnish to the Servicer true copies of, all required governmental permits, certificates and approvals with respect to the Restoration.

                 (2) The Borrower shall furnish the Servicer, within thirty (30) days of the casualty, evidence reasonably satisfactory to the Servicer of the cost to complete the Restoration.

                 (3) If the Restoration involves structural work or the estimated cost to complete the Restoration exceeds $250,000, the Restoration shall be conducted under the supervision of an architect (the "Architect") selected by the Borrower and approved by the Servicer (which approval shall not be unreasonably withheld or delayed), and no such Restoration shall be made except in accordance with detailed plans and specifications, detailed cost estimates and detailed work schedules approved in writing by the Servicer (which approval shall not be unreasonably withheld or delayed).

                 (4) The Restoration shall be prosecuted to completion with all due diligence and in an expeditious and good and workmanlike manner and in compliance with all laws and other governmental requirements, all permits, certificates and approvals, all requirements of fire underwriters and all insurance policies then in force with respect to the Mortgaged Property. The Restoration shall be performed under a general contract or construction management agreement approved by the Servicer, with all construction contracts and architect's agreements assigned to the Beneficiary.

                 (5) At all times when any work is in progress, the Borrower shall maintain all insurance then required by law or customary with respect to such work, and, prior to the commencement of any work, shall furnish to the Servicer duplicate originals or certificates of the policies therefor.

                 (6) Upon completion of the Restoration, the Borrower shall obtain (A) any occupancy permit which may be required for the Improvements and (B) all other governmental permits, certificates and approvals and all permits, certificates and approvals of fire underwriters which are required for or with respect to the Restoration, and shall furnish true copies thereof to the Servicer.

                 (7) An Event of Default shall be deemed to have occurred under this Deed of Trust if the Borrower, after having commenced demolition or construction of any Improvements, shall abandon such demolition or the construction work or shall fail to complete such demolition and construction within a reasonable time after the commencement thereof (subject to events beyond the reasonable control of the Borrower).

         (f) The Borrower and the Servicer shall jointly adjust and settle all insurance claims of $100,000 or more and, provided no Event of Default shall exist and be continuing, the Borrower shall adjust and settle all insurance claims less than $100,000. In the event any insured loss with respect to which the insurance proceeds exceed $100,000 (other than proceeds under public liability or workers' compensation insurance), the payment for such loss shall be made directly to a segregated account maintained by the Servicer (the "Loss Proceeds Account").

         (g) If money in the Loss Proceeds Account is to be used for the Restoration, then such money shall be disbursed in accordance with the following provisions:

                 (1) Each request for an advance of Insurance Proceeds shall be made on at least five days' prior notice to the Servicer and shall be accompanied by a certificate of the Architect, if required under Section 5.18(e)(3) above, otherwise by an executive officer or managing general partner of the Borrower, stating (A) that all work completed to date has been performed in compliance with the approved plans and specifications, if any, and in accordance with all provisions of law; (B) the sum requested is properly required to reimburse the Borrower for payments by the Borrower to, or is properly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration (giving a brief description of such services and materials), and that when added to all sums, if any, previously disbursed by the Servicer does not exceed the value of the work done to the date of such certificate; and
         (c) that the amount of such proceeds remaining in the hands of the Beneficiary or the Servicer will be sufficient on completion of the work to pay the same in full (giving in such reasonable detail as the Servicer may require an estimate of the cost of such completion);

                 (2) Each request for an advance of Insurance Proceeds shall be accompanied by, if the estimated cost to complete the Restoration exceeds $250,000, or if otherwise requested by the Servicer, waivers of liens satisfactory to the Servicer covering that part of the Restoration previously paid for, if any;

                 (3) No advance of Insurance Proceeds shall be made if there is an Event of Default or other material default continuing on the part of the Borrower (or any of its affiliates) under this Deed of Trust or any other Loan Document;

                 (4) The request for an advance of Insurance Proceeds after the Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law for occupancy of the Mortgaged Property that have not theretofore been delivered to the Beneficiary or the Servicer; and

                 (5) If the Servicer reasonably believes at any time that the cost of the Restoration at any time shall exceed the amount of the Insurance Proceeds available therefor, Insurance Proceeds shall not be advanced until the Borrower shall deposit the full amount of the deficiency with the Servicer (or make or provide other arrangements or assurances reasonably satisfactory to the Servicer) and any amount so deposited shall first be applied toward the cost of the Restoration before any portion of the Insurance Proceeds is disbursed for such purpose.

         Upon notice to the Beneficiary by the Servicer of the failure on the part of the Borrower promptly to commence or diligently to continue the Restoration, or at any time upon request by the Borrower, the Beneficiary shall apply the amount of any such proceeds then or thereafter in the hands of the Beneficiary or the Servicer to the payment of the Secured Obligations by prepaying the Bonds; provided, however, that notwithstanding anything herein contained, the Beneficiary shall first apply such proceeds to the curing of any default that has not been cured within the applicable cure period under this Deed of Trust or any other Loan Document.

         (h) Insurance Proceeds and any additional funds deposited by the Borrower with the Beneficiary or Servicer shall constitute additional security for the Secured Obligations. The Borrower shall execute, deliver, file and/or record, at its own expense, such documents and instruments as the Beneficiary or Servicer deems necessary or advisable to grant to the Beneficiary a perfected, first priority security interest in the Insurance Proceeds and such additional funds. If the Borrower elects to have the Insurance Proceeds applied to Restoration, (i) the Insurance Proceeds shall be, at the Servicer's election, disbursed in installments by the Servicer, and (ii) the Borrower shall upon demand by the Servicer from time to time deposit with the Servicer, in a mutually acceptable interest-bearing account, the amount of any deductible under such insurance coverage and such amounts as reasonably determined by the Servicer in excess of the amount from time to time on deposit as may be necessary to complete the Restoration.

         SECTION 5.19.    PAYMENT OF IMPOSITIONS, LIENS AND UTILITIES.

         (a) The Borrower shall pay or cause to be paid all Impositions as they become due and payable. The Borrower will deliver to the Servicer an Officer's Certificate certifying that the real estate taxes, assessments and similar items with respect to the Mortgaged Property have been so paid and are not then delinquent, which delivery shall occur promptly following such payment and, at the request of the Servicer, the Borrower will deliver evidence satisfactory to the Servicer with respect to the payment of such real estate taxes or any other Impositions. The Borrower shall not suffer or permit any lien or charge (including without limitation any mechanic's lien) against all or any part of the Mortgaged Property (other than inchoate liens for real estate taxes and other assessments not yet due and payable) and the Borrower shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property. The Borrower shall promptly pay or cause to be paid all bills for utility services provided to the Mortgaged Property.

         (b)     Notwithstanding the provisions of subsection (a) of this
Section 5.19, the Borrower shall have the right to contest in good faith the amount or validity of any such lien or charge (including, without limitation, tax liens and mechanics' liens) referred to in subsection (a) above by appropriate legal proceedings and in accordance with all applicable law, after notice to, but without cost or expense to, the Beneficiary or Servicer, provided that: (i) the Borrower pays all Impositions as same become due and payable, unless the Borrower delivers evidence satisfactory to the Servicer that, as a result of the Borrower's contest, the Borrower's obligation to pay such Impositions has been deferred by the appropriate governmental authority, in which event the Borrower may defer such payment of such Impositions until the date specified by such governmental authority; (ii) such contest shall be promptly and diligently prosecuted by and at the expense of the Borrower; (iii) the Beneficiary shall not thereby suffer any civil penalty, or be subjected to any criminal penalties or sanctions; (iv) such contest shall be discontinued and such lien or charge promptly paid if at any time all or any part of the Mortgaged Property shall be in imminent danger of being foreclosed, sold, forfeited, or otherwise lost or if the lien of this Deed of Trust or the priority thereof shall be in imminent danger of being impaired; and (v) during such contest the Borrower shall indemnify and protect the Beneficiary against any liability, loss or injury by reason of such contest, and shall post a deposit with the Servicer representing 125% of the contested amount.

         SECTION 5.20. CONDEMNATION. The Borrower shall promptly give the Beneficiary and the Servicer written notice of the actual or (to the Borrower's knowledge) threatened commencement of any condemnation or eminent domain proceeding and shall deliver to the Servicer copies of any and all papers served in connection with such proceedings. The Servicer may participate in any such proceeding and the Borrower will deliver to the Servicer all instruments requested by the Servicer to permit such participation.

         Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Borrower shall continue to pay the Secured Obligations at the time and in the manner provided for in the Indenture, in this Deed of Trust and the other Loan Documents, and the Secured Obligations shall not be otherwise reduced, until any award or payment therefor shall have been actually received and applied by the Beneficiary or Servicer (after expenses of collection) to the discharge of the Secured Obligations. The Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest on the Secured Obligations at the rate or rates provided in the Loan Documents.

         If there exists no Event of Default, the Borrower will be entitled to receive payment of Condemnation Proceeds up to $100,000 to be applied to the Restoration of such Mortgaged Property, if Restoration is required. Condemnation Proceeds of more than $100,000 will be deposited into the Loss Proceeds Account maintained by the Servicer. Once Condemnation Proceeds are received, the Borrower shall proceed promptly with the Restoration of the Mortgaged Property; provided that if a condemnation or eminent domain proceeding of any Mortgaged Property is of such a nature that the Borrower and the Servicer determine that (i) the Mortgaged Property can no longer be operated on an economically feasible basis, or (ii) restoration cannot reasonably be expected to be completed within a period of one year from the date of the condemnation, then the Borrower may, in its sole discretion, choose not to proceed with Restoration, and prepay the Bonds in accordance with the Indenture in an amount equal to the lesser of (x) the amount of the Condemnation Proceeds and (y) the Allocated Loan Amount, plus accrued interest through the Accounting Date for the Special Payment Date on which such Prepayment is applied on the Bonds in accordance with the Loan Documents, in each case without a Yield Maintenance Premium. In that event, any excess of the Condemnation Proceeds over the Allocated Loan Amount shall be deposited into the Central Account for application (or release to the Borrower) in accordance with the Servicing Agreement. In the event that the Borrower proceeds with the Restoration, and the Condemnation Proceeds exceed the costs of Restoration, such excess proceeds shall be deposited into the Central Account for application (or release to the Borrower) in accordance with the Servicing Agreement. If the Borrower elects to proceed with Restoration, then the net proceeds of such award or payment shall be treated for purposes of this
Section 5.20 as Insurance Proceeds resulting from damage to the Mortgaged Property and shall be made available to the Borrower to construct such additional improvements subject to the terms and conditions of Sections 5.18(e), (f), (g) and (h). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Beneficiary or the Servicer of such award or payment, the Beneficiary shall have the right, whether or not a deficiency judgment on the Bonds shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Secured Obligations (by prepaying the Bonds in such manner and order of priority as set forth in the Indenture).

         SECTION 5.21.    LEASES AND RENTS.

         (a) The Beneficiary acknowledges that the Borrower is a party to a lease agreement (the "Lease") with Lessee, pursuant to which the entire Mortgaged Property has been leased to the Lessee, and this Deed of Trust is subject to the terms of that Lease, which, inter alia, requires the Beneficiary to (i) give the Lessee the same notice, if any, given to the Borrower of any Default or acceleration of the Bonds or any foreclosure sale hereunder, (ii) permit the Lessee to cure Defaults during applicable cure periods on the Borrower's behalf and (iii) permit the Lessee to appear by its representative and to bid at any foreclosure sale. The Borrower represents and warrants that it has not entered into any lease or occupancy agreement of any kind or nature with respect to the Mortgaged Property other than the Lease. The Borrower shall not amend or modify the Lease or cancel or terminate the Lease (except in connection with a Lease Event of Default or a termination otherwise expressly permitted under the Lease) without the prior written consent of the Beneficiary, which consent will be given upon confirmation from the Rating Agency that such action will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds. To the extent any obligation of the Borrower hereunder is an obligation to be performed by the Lessee under the Lease, the Borrower shall fulfill such obligation by causing the Lessee to perform such obligation.

         (b) The Borrower hereby grants and assigns to the Beneficiary all the Rents from the Mortgaged Property and the right to enter the Mortgaged Property for the purpose of enforcing its interest in the Lease and the Rents, this Deed of Trust constituting a present, absolute assignment thereof. The Beneficiary grants to the Borrower a revocable license to operate and manage the Mortgaged Property and to collect the Rents; provided, however, the Beneficiary may revoke such license upon and during the continuation of an Event of Default.

         (c) Any future lease on the Mortgaged Property shall be subordinate to this Deed of Trust, subject to non- disturbance provisions similar to those in the Subordination Agreement.

         (d) Without the prior written consent of the Beneficiary, which shall be given upon confirmation from the Rating Agency that the action will not cause a qualification, withdrawal or downgrading of the ratings then maintained by the Rating Agency with respect to the Bonds, the Borrower shall not (i) lease all or any part of the Mortgaged Property other than to the Lessee pursuant to the Lease (or a lease substantially similar to the Lease),
(ii) consent to any assignment of the Lease or a sublet of all or part of the Mortgaged Property (other than a sublet of any retail or restaurant portion of such Mortgaged Property in accordance with the Lease) or (iii) further assign the whole or any part of the Lease or the Rents.

         (e) With respect to the Lease, the Borrower shall (i) timely fulfill or perform in all material respects each and every provision thereof on the Borrower's part to be fulfilled or performed, (ii) promptly send copies to the Servicer of all notices of default that the Borrower (and/or any person in possession under the Borrower) shall send or receive thereunder, and (iii) diligently enforce all of the terms, covenants and conditions contained in such Lease upon the lessee's part to be performed. Upon the occurrence of any Event of Default under this Deed of Trust, the Borrower (and/or any person in possession under the Borrower other than the Lessee) shall pay monthly in advance to the Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of the Mortgaged Property or part of the Mortgaged Property as may be occupied by the Borrower (or such person) and upon default in any such payment the Borrower (or such person) shall vacate and surrender possession of the Mortgaged Property to the Beneficiary or to such receiver and, in default thereof, the Borrower (or such person) may be evicted by summary proceedings or otherwise.

         (f) Neither this assignment nor any action taken pursuant hereto shall operate to place any obligations or liability for the control, care, management or repair of the Mortgaged Property upon the Beneficiary or Servicer, or for the carrying out of any of the terms and conditions of the Lease; nor shall either operate to make the Beneficiary or Servicer responsible or liable for any waste committed on the Mortgaged Property by the tenants or any other parties, or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger; nor shall it make the Beneficiary a "mortgagee in possession."

         SECTION 5.22. MAINTENANCE OF MORTGAGED PROPERTY; WASTE. The Borrower shall maintain the Mortgaged Property in good and clean order and condition such that the utility and operation of the Mortgaged Property will not be affected in any materially adverse way, subject to ordinary wear and tear and casualty. Subject to the provisions herein regarding casualty and condemnation, the Borrower shall make or cause to be made all necessary or appropriate repairs, replacements and renewals to the Mortgaged Properties. The Borrower shall not commit or suffer any waste of the Mortgaged Property or make any change in the use of the Mortgaged Property that will in any way materially increase the risk of fire or other hazard arising out of the operation of the Mortgaged Property, or take any action that might invalidate or give cause for cancellation of any Required Insurance Policy, or do or permit to be done thereon anything that may in any way impair the value of the Mortgaged Property or the security of this Deed of Trust.

         SECTION 5.23.    ALTERATIONS.   The Borrower shall not make or permit
to be made any Alterations to the Mortgaged Property unless such Alterations could not reasonably be expected to decrease the value of the Mortgaged Property or to affect adversely the ability of the Borrower to make payments under the Loan Documents when due.

         SECTION 5.24.    COMPLIANCE WITH APPLICABLE LAW.

         (a) The Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Mortgaged Property, or the use thereof ("Applicable Law").

         (b) Notwithstanding any provisions set forth herein or in any document regarding the approval of Alterations of the Mortgaged Property by the Beneficiary or the Servicer, the Borrower shall not alter the Mortgaged Property in any manner which would materially increase the Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of the Servicer. The Servicer's approval of the plans, specifications, or working drawings for alterations of the Mortgaged Property shall create no responsibility or liability on behalf of the Servicer for their completeness, design, sufficiency or their compliance with Applicable Laws.
The Servicer may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other Person acceptable to the Servicer.

         (c) The Borrower shall give prompt notice to the Servicer of the receipt by the Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations that relate to compliance with Applicable Laws.

         (d) After prior written notice to the Servicer, the Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Mortgaged Property, provided that (i) no Event of Default has occurred and is continuing under the Loan Documents; (ii) the Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Mortgaged Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Borrower is subject and shall not constitute a default thereunder; (iv) neither the Mortgaged Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) the Borrower shall have furnished to the Servicer all other items reasonably requested by the Servicer.

         SECTION 5.25. TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY. Except for the Permitted Liens and the granting of customary easements and similar rights in the ordinary course of business and except as otherwise expressly provided in the Loan Documents, the Borrower, without the prior written consent of the Servicer, shall not sell, convey, alienate, mortgage, encumber or otherwise transfer the Mortgaged Property or any part thereof or any interest therein, nor incur any additional indebtedness, nor permit or suffer the divestiture of its title or any interest therein, nor permit or suffer any merger, consolidation or dissolution or syndication affecting the Borrower, nor permit or suffer the pledge, assignment, encumbrance or transfer of any partnership interest in the Borrower.

         SECTION 5.26. ESTOPPEL CERTIFICATES. The Borrower, within ten (10) Business Days after written request by the Servicer, shall furnish the Servicer from time to time with a statement, setting forth (i) the then unpaid principal amount of the Secured Obligations, (ii) the rate of interest then payable on the Secured Obligations, (iii) the date through which all installments of interest, principal and other amounts secured by this Deed of Trust have been paid, (iv) any offsets or defenses to the payment of the Secured Obligations, and (v) that no default or Event of Default has occurred on the part of the Borrower or, to the Borrower's knowledge, the Beneficiary under this Deed of Trust, the Bonds or any other Loan Document which is then continuing, or if any such default or Event of Default has occurred, giving the particulars thereof.

         SECTION 5.27. OPERATING OF HOTEL. The Borrower shall operate (or cause to be operated) the Mortgaged Property as a hotel and may permit related uses.

         SECTION 5.28. CHANGES IN THE LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Secured Obligations or any portion thereof from the value of the Mortgaged Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on the principal amount of the Bonds or the Beneficiary's interest in the Mortgaged Property, the Borrower will pay such tax, with interest and penalties thereon, if any. In the event the Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by the Borrower would be unlawful or taxable to the Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, the Beneficiary shall have the option, by written notice of not less than thirty days, to require the Borrower to prepay immediately thereafter all principal and accrued interest then due and payable under the Bonds.

         SECTION 5.29. NO CREDITS ON ACCOUNT OF THE SECURED OBLIGATION. The Borrower will not claim or demand or be entitled to any credit or credits on account of the Secured Obligations for any part of the Impositions assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Deed of Trust or the Secured Obligations. In the event such claim, credit or deduction shall be required by law, the Beneficiary shall have the option, by written notice of not less than thirty days, to require the Borrower to prepay immediately thereafter all principal and accrued interest then due and payable under the Bonds.

         SECTION 5.30. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Bonds or this Deed of Trust, or impose any other tax or charge on the same, the Borrower will pay for the same, with interest and penalties thereon, if any.

         SECTION 5.31. RIGHT OF ENTRY. Subject to the rights of the Lessee under the Lease and any other requirements of the Lease, the Beneficiary and its agents shall have the right to enter and inspect the Mortgaged Property at any time during regular business hours upon reasonable advance notice to the Borrower.

         SECTION 5.32. PERFORMANCE OF OTHER AGREEMENTS. The Borrower shall observe and perform each and every term to be observed or performed by the Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property, which the failure of the Borrower to perform or observe would have a Material Adverse Effect on the Borrower's operation of the Mortgaged Property or the Borrower's ability to perform its obligations under the Loan Documents.

         SECTION 6.       RIGHTS AND REMEDIES.

         SECTION 6.01. APPRAISALS. If an Event of Default occurs and is continuing, the Servicer shall be entitled at any time to request an appraisal to be performed by an appraiser satisfactory to the Servicer and/or a market study to be performed by an MAI satisfactory to the Servicer with respect to
the Mortgaged Property or all the Mortgaged Properties.   The Borrower shall
pay all reasonable fees for any appraisals and market studies performed pursuant to this Section 6.01.

         SECTION 6.02.    EVENTS OF DEFAULT.

         Upon the occurrence of any Event of Default, the Secured Obligations, upon notice to the Borrower, shall immediately become due at the option of the Beneficiary (or certain Bondholders as provided in the Indenture) and the provisions of Section 6.03 shall apply.

         SECTION 6.03.    REMEDIES.

         (a) The Beneficiary may, to the extent permitted under applicable law, elect to treat the fixtures included in the Mortgaged Property either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Mortgaged Property made under the powers of sale herein granted and conferred, the Beneficiary may, to the extent permitted by applicable law, include in such sale any fixtures included in the Mortgaged Property and relating to such real property.

         (b) Upon the occurrence of any Event of Default, the Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Borrower and in and to the Mortgaged Property or any part thereof or interest therein, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Beneficiary: (i) enter into or upon the Premises, either personally or by its agents, nominees or attorneys, and dispossess the Borrower and its agents and servants therefrom, and thereupon the Beneficiary may (A) use, operate, manage, lease, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as the Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of the

Borrower with respect to the Mortgaged Property, whether in the name of the Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (E) apply the receipts from the Mortgaged Property to the payment of the Secured Obligations (in such manner and order of priority as the Beneficiary shall elect in its sole and absolute discretion), after deducting therefrom all expenses (including reasonable attorneys' fees and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of the Beneficiary, its counsel, agents and employees in connection with the aforesaid operations; (ii) institute proceedings for the complete foreclosure of this Deed of Trust, in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels; (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Secured Obligations then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Secured Obligations not then due; (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all or any part of any estate, claim, demand, right, title and interest of the Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or pertained by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien on the remaining portion of or estate in the Mortgaged Property; (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or any other Loan Document or for mandatory or prohibitory injunctive relief, or other equitable relief requiring the Borrower to cure or refrain from repeating any default; (vi) recover judgment on the Bonds or any other Loan Document either before, during or after any proceedings for the enforcement of this Deed of Trust; (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property upon ex parte application to any court of competent jurisdiction, without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of the Borrower or of any person, firm or other entity liable for the payment of the Secured Obligations; (viii) with or without accelerating the maturity of the Secured Obligations, the Beneficiary may sue from time to time for any payment due under any Loan Documents; and/or (ix) pursue such other remedies as the Beneficiary may have under applicable law, in equity or under this Deed of Trust or any other Loan Document.

         (c) The purchase money proceeds or avails of any sale made under or by virtue of this Section 6.03, together with any other sums which then may be held by the Beneficiary under this Deed of Trust, whether under the provisions of this Section 6.03 or otherwise, shall be applied as follows:

                 First: To the payment of the costs and expenses of any such sale, including cost of evidence of title in connection with the sale and reasonable compensation to the

         Trustee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Trustee under this Deed of Trust, together with interest as provided herein on all advances made by the Trustee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                 Second: To the payment of the whole amount of the Secured Obligations then due, owing or unpaid together with any and all applicable interest, fees and late charges, in such manner and order of priority as provided in the Indenture.

                 Third:   To the payment of any other sums required to be paid
         by the Borrower pursuant to any provision of this Deed of Trust, the Bonds or any other Loan Document.

                 Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

         The Beneficiary and any receiver of the Mortgaged Property, or any part thereof, shall be liable to account for only those proceeds of sale, rents, issues and profits actually received by it.

         In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts of the Secured Obligations to which the Beneficiary is legally entitled, the Borrower shall be liable for the deficiency (subject to Section 11.01), together with interest thereon at the Default Rate until such amounts are paid in full, together with the costs of collection and the reasonable fees and disbursements of any attorneys employed by the Beneficiary to collect such deficiency.

         (d) Any receiver appointed after an Event of Default and his agents shall be empowered (i) to take possession of the Mortgaged Property and any of the Borrower's business assets used in connection therewith, (ii) to exclude the Borrower and the Borrower's agents, servants, and employees from the Premises, (iii) to collect the Rents, (iv) to complete any construction which may be in progress, (v) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (vi) to use all stores of materials, supplies, and maintenance equipment on the Mortgaged Property and replace such items at the expense of the receivership estate, (vii) to pay all taxes and assessments against the Mortgaged Property, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (viii) generally to do anything which the Borrower could legally do if the Borrower were in possession of the Mortgaged Property. All reasonable expenses incurred by the receiver or his agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys' fees and disbursements incurred by the receiver and the Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, then to the payment of the whole amount of the Secured Obligations then due, owing or unpaid, together with any and all applicable interest, fees and late charges (in such manner and order of priority as the Beneficiary shall elect in its sole and absolute discretion), and the balance to the payment of any other sums required to be paid by the Borrower pursuant to any provision of this Deed of Trust, the Bonds or the other Loan Documents or in such other manner as the court may direct. Unless sooner terminated with the express consent of the Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Mortgaged Property has passed after foreclosure sale and all applicable periods of redemption have expired.

         (e) In the case of a foreclosure under this Deed of Trust, the said Mortgaged Property, real, personal and mixed, may be sold in one parcel or more than one parcel to the extent permitted by law.

         (f) At the Beneficiary's request, Trustee may adjourn from time to time any sale to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, at the Beneficiary's request, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (g) Upon the completion of any sale or sales under or by virtue of this Section 6.03, and the period of redemption (if any), the Trustee or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Trustee is hereby irrevocably appointed the true and lawful attorney of the Borrower, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose the Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof, it being agreed that such power of attorney shall be coupled with an interest. Any such sale or sales made under or by virtue of this Section 6.03, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Borrower.

         (h)     In the event of any sale made under or by virtue of this
Section 6.03 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Secured Obligations, if not previously due and payable, immediately thereupon shall, anything in the Bonds, this Deed of Trust or the other Loan Documents to the contrary notwithstanding, become due and payable.

         (i) Upon any sale made under or by virtue of this Section 6.03 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Beneficiary may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Beneficiary is authorized to deduct under this Deed of Trust.

         (j) No recovery of any judgment by the Beneficiary and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Borrower shall affect in any manner or to any extent, the lien of this Deed of Trust upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of the Beneficiary hereunder, but such liens, rights, powers and remedies of the Beneficiary shall continue unimpaired as before.

         (k) So long as the Secured Obligations, or any part thereof, remain unpaid, the Borrower agrees that possession of the Mortgaged Property by the Borrower, or any person claiming under the Borrower, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed of Trust, the Borrower and any person in possession under the Borrower, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. If the Borrower (or such person) is permitted to remain or otherwise remains in possession, the possession shall be as a month-to-month tenant of the Beneficiary and, on demand, the Borrower (or such person) will pay to the Beneficiary (or any receiver of the Mortgaged Property) monthly, in advance, the fair and reasonable rental value for the space so occupied and in default thereof the Borrower (or such person) may be dispossessed by the usual summary proceedings or otherwise.

         (l) No remedy conferred upon or reserved to the Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies available to the Beneficiary under the Loan Documents, at law, in equity or otherwise, and each and every such remedy hereunder and/or under any other Loan Documents, at law or in equity, shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust and/or under any other Loan Document or now or hereafter existing at law or in equity. Any delay or omission of the Beneficiary to exercise any right or power accruing upon the occurrence of any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust and/or under any other Loan Document and/or at law or in equity may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Beneficiary in such order and manner as the Beneficiary, in its sole and absolute discretion, may elect. If the Beneficiary accepts any moneys required to be paid by the Borrower under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If the Beneficiary accepts any moneys required to be paid by the Borrower under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Borrower to pay the entire sum then due, and the Borrower's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

         (m) The state-specific provisions of Annex I are hereby incorporated by reference herein as though set forth in full herein.

         SECTION 6.04. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if the Borrower fails to make any payment or to do any act as herein provided, the Beneficiary may, but without any obligation to do so and without notice to (except as otherwise provided herein) or demand on the Borrower and without releasing the Borrower from any obligation hereunder, make or do the same in such manner and to such extent as the Beneficiary may reasonably deem necessary to protect the security hereof. The Beneficiary is authorized to enter upon the Mortgaged Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Deed of Trust or collect the Secured Obligations, and the cost and expense thereof (including, without limitation, reasonable attorneys' fees and disbursements to the extent permitted by law), with interest as provided in this Section 6.04, shall be immediately due and payable to the Beneficiary upon demand by the Beneficiary therefor. All such costs and expenses incurred by the Beneficiary in remedying such Event of Default or failure of the Borrower or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date that such cost or expense was incurred to the date of payment to the Beneficiary, and such costs, expenses and interest shall be added to the Secured Obligations and shall be secured by this Deed of Trust.

         SECTION 6.05. APPOINTMENT OF RECEIVER. The Beneficiary, upon the occurrence of an Event of Default or in any action to foreclose this Deed of Trust or upon the actual or threatened waste to any part of the Mortgaged Property, shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder, either before or after declaring the Secured Obligations (or any part thereof) to be due and payable, to the appointment of a receiver or other custodian ex parte and without notice and without regard to the value of the Mortgaged Property as security for the Secured Obligations, or the solvency or insolvency of any person liable for the payment of the Secured Obligations, and whether or not foreclosure proceedings have been commenced.

         SECTION 7.       WAIVER.

         SECTION 7.01. WAIVER OF COUNTERCLAIM. To the fullest extent permitted by applicable law, the Borrower hereby waives the right to assert a claim or counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by the Beneficiary with respect to any Event of Default.

         SECTION 7.02. SOLE DISCRETION OF THE BENEFICIARY. Wherever pursuant to this Deed of Trust, the Beneficiary or its agents exercise any right given to them to approve or disapprove, or any arrangement or term is to be satisfactory to the Beneficiary or its agents, the decision of the Beneficiary or its agents to approve or disapprove or to decide that such arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Beneficiary or its agents and shall be final and conclusive, except as may be otherwise specifically provided herein.

         SECTION 7.03. WAIVER OF NOTICE. The Borrower shall not be entitled to any notices of any nature whatsoever from the Beneficiary except with respect to matters for which this Deed of Trust or the other Loan Documents specifically and expressly provide for the giving of notice by the Beneficiary to the Borrower and except with respect to matters for which the Beneficiary is required by applicable law to give notice, and the Borrower hereby expressly waives the right to receive any notice from the Beneficiary with respect to any matter for which this Deed of Trust or other Loan Documents do not specifically and expressly provide for the giving of notice by the Beneficiary to the Borrower.

         SECTION 7.04.    OTHER MORTGAGES; NO ELECTION OF REMEDIES.

         (a) This Deed of Trust is made contemporaneously with other Mortgages of even date herewith (the "Other Mortgages") given by the Borrower to or for the benefit of the Beneficiary and that cover other property (the "Other Mortgaged Properties"). The Other Mortgages secure the Secured Obligations and the performance of the other covenants and agreements of the Borrower set forth in the Loan Documents. Upon the occurrence of an Event of Default, the Beneficiary may proceed under this Deed of Trust and/or the Other Mortgages against any of the Mortgaged Property and/or the Other Mortgaged Properties in one or more parcels and in such manner and order as the Beneficiary shall elect. The Borrower hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Mortgaged Property and/or the Other Mortgaged Properties marshalled upon any foreclosure of this Deed of Trust or the Other Mortgages.

         (b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to the Beneficiary in this Deed of Trust or the other Loan Documents, and to the extent permitted by law, in the case of an Event of Default (i) the Beneficiary shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as the Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) the Beneficiary shall not be required to either marshall assets, sell Mortgaged Property and/or Other Mortgaged Properties in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any "one action" or "election of remedies" law or rule with respect to the Mortgaged Property and the Other Mortgaged Properties, (iii) the exercise by the Beneficiary of any remedies against any one item of Mortgaged Property and/or Other Mortgaged Properties will not impede the Beneficiary from subsequently or simultaneously exercising remedies against any other item of Mortgaged Property and/or Other Mortgaged Properties, (iv) all liens and other rights, remedies or privileges provided to the Beneficiary herein shall remain in full force and effect until the Beneficiary has exhausted all of its remedies against the Mortgaged Property and all Mortgaged Properties have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Secured Obligations, and (v) the Beneficiary may resort for the payment of the Secured Obligations to any security held by the Beneficiary in such order and manner as the Beneficiary, in its discretion, may elect and the Beneficiary may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Beneficiary thereafter to foreclose this Deed of Trust.

         (c) Without notice to or consent of the Borrower and without impairment of the lien and rights created by this Deed of Trust, the Beneficiary may, at any time (in its sole and absolute discretion, but the Beneficiary shall have no obligation to), execute and deliver to the Borrower a written instrument releasing all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of the Borrower now existing or hereafter arising under or in respect of the Indenture and each of the other Loan Documents, whereupon following the execution and delivery by the Beneficiary to the Borrower of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of the Borrower so released.

         SECTION 7.05. NOTICES. Any notice, demand, statement, request or consent made hereunder shall be effective and valid only if in writing, referring to this Deed of Trust, signed by the party giving such notice, and delivered either personally to such other party, or sent by telecopy, by nationally recognized overnight courier delivery service or by certified mail of the United States Postal Service, postage prepaid, return receipt requested, addressed to the other party, as follows (or to such other address or person as either party or person entitled to notice may by notice to the other party specify):

                 To the Beneficiary:

                          LaSalle National Bank,
                          as Indenture Trustee
                          135 South LaSalle Street, 17th Floor,
                          Chicago, Illinois 60674-4107,
                          Attention:  Asset-Backed Securities Trust Services
                                      Group
                          Reference: EQI Financing Partnership I, L.P., Commercial Mortgage Bonds, Series 1997-1
                          Telecopy No.: (312) 904-2084
                 and a copy concurrently to:

                          Latham & Watkins
                          885 Third Avenue, Suite 1000
                          New York, NY 10022
                          Attention: Mark Michigan, Esq.
                          Telecopy No.: (212) 751-4864

                 To the Servicer:

                          Midland Loan Services, L.P.
                          210 West Tenth Street
                          Kansas City, MO  64105
                          Attention: Lawrence D. Ashley
                          Telecopy No.: (816) 435-2326

                 To the Borrower:

                          EQI Financing Partnership I, L.P.
                          4735 Spottswood, Suite 102
                          Memphis, Shelby County, Tennessee  38117
                          Attention: Howard A. Silver
                          Telecopy No.: (901) 761-1485

                 and with a copy concurrently to:

                          Hunton & Williams
                          2000 Riverview Tower
                          900 South Gay Street
                          Knoxville, Tennessee  37902
                          Attention: David C. Wright, Esq.
                          Telecopy No. (423) 549-7704

         Unless otherwise specified, notices shall be deemed given as follows:
(i) if delivered personally, when delivered, (ii) if delivered by telecopy, when transmitted and receipt confirmed, (iii) if delivered by nationally recognized overnight courier delivery service, on the day following the day such material is sent, or (iv) if delivered by certified mail, on the third day after the same is deposited with the United States Postal Service as provided above.

         SECTION 7.06. NON-WAIVER. The failure of the Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. The Borrower shall not be relieved of the Borrower's obligations hereunder by reason of (a) failure of the Beneficiary to comply with any request of the Borrower to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or the other

Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Secured Obligations or portion thereof, or (c) any agreement or stipulation by the Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust or the other Loan Documents.

         SECTION 8.       SECURITY AGREEMENT RECORDATION.

         SECTION 8.01.    SECURITY AGREEMENT.

         (a) This Deed of Trust is both a real property Deed of Trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Borrower in the Mortgaged Property. The Borrower, by executing and delivering this Deed of Trust, has granted to the Beneficiary, as security for the Secured Obligations, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code of the State in which the Mortgaged Property is located (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this Section 8.01 the "UCC Collateral"). If an Event of Default shall occur, the Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as the Beneficiary may deem necessary for the care, protection and preservation of the UCC Collateral. Upon request or demand of the Beneficiary, the Borrower shall at its expense assemble the UCC Collateral and make it available to the Beneficiary at a convenient place acceptable to the Beneficiary. The Borrower shall pay to the Beneficiary on demand any and all expenses, including legal expenses and attorneys' fees and disbursements, incurred or paid by the Beneficiary in protecting its interest in the UCC Collateral and in enforcing its rights hereunder with respect to the UCC Collateral. Any notice of sale, disposition or other intended action by the Beneficiary with respect to the UCC Collateral sent to the Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to the Borrower. The proceeds of any disposition of the UCC Collateral, or any part thereof, may be applied by the Beneficiary to the payment of the Secured Obligations in such priority and proportions as the Beneficiary in its sole and absolute discretion shall deem proper.

         (b) Except as provided for in the Lease, that portion of the Mortgaged Property consisting of personal property and equipment shall be owned by the Borrower and shall not be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any person or entity other than the Borrower nor shall the Borrower create or suffer to be created any security interest covering any such property as it may from time to time be replaced, other than the security interest created herein and as set forth in the Permitted Liens.

         SECTION 8.02. RECORDING OF DEED OF TRUST, ETC. The Borrower forthwith, upon the execution and delivery of this Deed of Trust, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property (including any assignment of leases and rents), to be filed, registered or recorded, and thereafter from time to time, each such other instrument of further assurance to be filed, registered or recorded, all in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of the Beneficiary in, the Mortgaged Property. The Borrower will pay (a) all filing, registration and recording fees and taxes (including, without limitation, mortgage recording taxes, intangible taxes and documentary stamps), and all other expenses (including, without limitation, attorneys' fees and disbursements), incident to or arising in connection with the Secured Obligations and/or the preparation, execution, acknowledgment, enforcement, delivery and/or recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property (including, without limitation, any assignment of leases and rents) and any instrument of further assurance (including, without limitation, any fees and taxes due in connection with any future advances, re-advances or re-loans under the Bonds), and (b) all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the Secured Obligations and/or the making, execution, enforcement, delivery and/or recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property (including any assignment of leases and rents), and/or any instrument of further assurance (including, without limitation, any such fees and taxes due in connection with any future advances, re-advances or re-loans under the Bonds), except where prohibited by law so to do. In default thereof, the Beneficiary may advance the same and the amount so advanced shall be payable by the Borrower to the Beneficiary within ten (10) days after demand therefor, together with interest thereon at the Default Rate from the date of the advance thereof until such amount(s) are repaid in full. The Borrower shall hold harmless and indemnify the Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making, execution, delivery and/or recording of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance.

         SECTION 9.       RIGHTS OF THE BENEFICIARY.

         SECTION 9.01. FURTHER ACTS, ETC. The Borrower will, at the sole cost of the Borrower, and without expense to the Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, assignments, notices of assignments, transfers and assurances as the Servicer shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto the Beneficiary the property and rights hereby granted, bargained, sold, and conveyed or intended now or hereafter so to be, or which the Borrower may be or may hereafter become bound to grant, convey, bargain or sell or assign to the Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver within five (5) business days after request of the Servicer, and if the Borrower fails to so deliver, hereby authorizes the Servicer thereafter to execute in the name of the Borrower or without the signature of the Borrower to the extent the Servicer may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property. The Borrower grants to the Servicer an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Beneficiary at law and in equity, including, without limitation, such rights and remedies available to the Beneficiary pursuant to this Section 9.01.

         SECTION 9.02. RECOVERY OF SUMS REQUIRED TO BE PAID. The Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Secured Obligations as the same become due, without regard to whether or not the balance of the Secured Obligations shall be due, and without prejudice to the right of the Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Borrower existing at the time such earlier action was commenced.

         SECTION 9.03. COSTS OF DEFENDING AND UPHOLDING THE LIEN. In addition to, and not in limitation of, Sections 9.04 and 11.03, if any action or proceeding is commenced to which action or proceeding the Beneficiary is made a party or in which it becomes necessary to defend or uphold the lien of this Deed of Trust or the Beneficiary's rights under any assignment of leases and rents, the Borrower shall, on demand, reimburse the Beneficiary for all expenses (including, without limitation, reasonable attorneys' fees and reasonable appellate attorneys' fees) incurred by the Beneficiary in any such action or proceeding, together with interest at the Default Rate, and all such amounts shall be secured hereby and be a part of the Secured Obligations. In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Secured Obligations, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

         SECTION 9.04. ADDITIONAL ACTIONS. In addition to, and not in limitation of, the provisions of Sections 9.03 and 11.03, the Beneficiary shall have the right to appear in and defend any action or proceeding, in the name and on behalf of the Borrower, which the Beneficiary in its discretion, feels may adversely affect the Mortgaged Property or this Deed of Trust, and the Beneficiary shall also have the right to institute any action or proceeding which the Beneficiary, in its discretion, feels should be brought to protect its interest in the Mortgaged Property or its rights hereunder or the Beneficiary's rights under any assignment of leases and rents. All costs and expenses incurred by the Beneficiary in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees, and appellate attorneys' fees, together with interest at the Default Rate, shall be paid by the Borrower, on demand, and shall be secured hereby and shall be a part of the Secured Obligations.

         SECTION 9.05. ADDITIONAL SECURITY. Without notice to or consent of the Borrower and without impairment of the lien and rights created by this Deed of Trust, the Beneficiary may accept (but the Borrower shall not be obligated to furnish except as otherwise provided in the Loan Documents) from the Borrower or from any other person or persons, additional security for the Secured Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent the Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust and the other Loan Documents without affecting the Beneficiary's lien and rights under this Deed of Trust.

         SECTION 10.     APPLICABLE LAWS.

         SECTION 10.01. USURY LAWS. This Deed of Trust and the other Loan Documents are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest (inclusive of fees and charges which are or could be in the nature of interest) on the Secured Obligations at a rate which could subject the Beneficiary to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust or the other Loan Documents, the Borrower is at any time required or obligated to pay interest (inclusive of any such fees and charges) on the Secured Obligations at a rate in excess of such maximum rate, the rate of interest (inclusive of any such fees and charges) on the Secured Obligations shall be deemed to be immediately reduced to such maximum rate and the interest (inclusive of any such fees and charges) payable shall be computed at such maximum rate and all prior interest payments (inclusive of any such fees and charges) in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Secured Obligations and the principal balance of the Secured Obligations shall be reduced by such amount in such manner and order of priority as the Beneficiary shall elect in its sole and absolute discretion.

         SECTION 10.02. GOVERNING LAW; JURISDICTION; WAIVER OF TRIAL BY JURY. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. EACH BORROWER AND EACH ENDORSER HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND IN THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE AND IN THE STATE OF NEW YORK (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH BORROWER'S OBLIGATIONS HEREUNDER AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF SUCH BORROWER OR ENDORSER. EACH BORROWER AND EACH ENDORSER HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS DEED OF TRUST MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN

INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, THE BORROWER AND ENDORSER AGREE THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER SUCH BORROWER OR ENDORSER OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON SUCH BORROWER OR ENDORSER AT EQI FINANCING PARTNERSHIP I, L.P., 4735 SPOTTSWOOD, SUITE 102, MEMPHIS, SHELBY COUNTY, TENNESSEE 38117, ATTENTION: HOWARD A. SILVER.

THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS DEED OF TRUST.

         SECTION 11.     MISCELLANEOUS.

         SECTION 11.01. EXCULPATION. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this
Section 11.01 to the contrary, the Beneficiary shall not enforce the liability and obligation of the Borrower to perform and observe the obligations contained in this Deed of Trust, the Bonds or any of the other Loan Documents executed and delivered by the Borrower by any action or proceeding wherein a money judgment shall be sought against the Borrower or its partners. The provisions of this Section 11.01 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Bonds or in any way affect or impair the Liens of the Mortgages or any of the other Loan Documents or the right of the Beneficiary to foreclose the Mortgages following an Event of Default; (b) impair the right of the Beneficiary to name the Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of the Bonds or the other Loan Documents; (d) impair the right of the Beneficiary to obtain the appointment of a receiver; (e) impair the right of the Beneficiary to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by the Borrower in connection with this Deed of Trust, the Bonds or the other Loan Documents; (f) impair the right of the Beneficiary to bring suit with respect to the Borrower's misappropriation of Rents collected more than one month in advance; (g) impair the right of the Beneficiary to obtain Insurance Proceeds or Condemnation Proceeds due to the Beneficiary pursuant to the Mortgages; (h) impair the right of the Beneficiary to enforce
Section 5.17 (the environmental covenants) of this Deed of Trust even after repayment in full of the Indebtedness; (i) prevent or in any way hinder the Beneficiary from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Bonds as provided in the Loan Documents; or
(j) impair the right of the Beneficiary to bring suit with respect to any misapplication of any funds. Notwithstanding the foregoing, in the event a Mortgaged Property is released from the lien created by the Mortgages, the Borrower shall be released in all respects from any further liability with respect to the Bonds other than any further liability for breaches of Section 5.17.

         SECTION 11.02. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

         SECTION 11.03. INDEMNITY AND THE BENEFICIARY'S COSTS. The Borrower agrees to pay all costs, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Beneficiary in enforcing the terms hereof or of any assignment of leases and rents whether or not suit is filed and waives to the full extent permitted by law all right to plead any statute of limitations as a defense to any action under this Deed of Trust or any assignment of leases and rents. The Borrower agrees to indemnify and hold the Beneficiary, its directors, officers, employees, agents and "control" persons (within the meaning of the Securities Act of 1933, as amended) harmless from any and all liability, loss, damage or expense (including, without limitation, attorneys' fees and disbursements) that it may or might incur under this Deed of Trust or any assignment of leases and rents or in connection with the enforcement of any of the Beneficiary's rights or remedies under this Deed of Trust or any assignment of leases and rents, any action taken by the Beneficiary under this Deed of Trust or any assignment of leases and rents, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against the Beneficiary arising out of the Mortgaged Property (except to the extent that such liability, loss, damage or expense is the result of the gross negligence or the intentional misconduct of the Beneficiary, the Indenture Trustee or the Servicer) and should the Beneficiary incur any such liability, loss, damage or expense, the amount thereof with interest thereon at the Default Rate shall be payable by the Borrower immediately without demand, shall be secured by this Deed of Trust, and shall be a part of the Secured Obligations.

         The Borrower agrees to pay or reimburse the Beneficiary for paying:
(a) all reasonable costs and expenses of the Beneficiary and the Servicer (including reasonable counsel fees and expenses) in connection with any Default and any enforcement or collection proceedings resulting therefrom including in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Borrower; (b) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Deed of Trust, the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Deed of Trust the other Loan Documents or any document referred to therein; and (c) all taxes and assessments, recording fees, registration taxes, title insurance premiums, appraisal fees, costs of surveys, fees of third-party consultants and all other fees and expenses reasonably incurred by the Beneficiary and the Servicer in connection with any Mortgaged Properties (including all Servicing Fees).

         The Borrower hereby agrees to indemnify the Beneficiary and the Servicer and their respective directors, officers, employees, agents and "control" persons (including the general partner of the Servicer and such general partner's directors, officers, employees and agents) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any claim of any Person relating to or arising out of any Loan Document or resulting from the ownership or financing of any Mortgaged Property or any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower of the proceeds of the Bonds, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Beneficiary or any other Person to be indemnified).

         SECTION 11.04. INCORPORATION BY REFERENCE. All of the covenants, conditions and agreements contained in all and any of the Loan Documents now or hereafter executed by the Borrower and/or others and by or in favor of the Beneficiary are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

         SECTION 11.05.  AMENDMENTS.

         (a) This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         (b) Moreover, this Deed of Trust may not be modified, amended, waived, extended, changed, discharged or terminated unless (i) the Beneficiary has obtained the written consent of Bondholders who hold at least 66 2/3% of the principal balance of the Bonds or (ii) the amendment is designed (A) to correct or clarify the description of any property subject to the lien of the Deed of Trust, (B) to pledge additional property to the Beneficiary, (C) to add other covenants and agreements thereafter to be observed by the Borrower or to surrender any right or power reserved to or conferred on the Borrower by the Deed of Trust or other Loan Documents, (D) to cure any ambiguity, or to cure, correct or otherwise supplement any defective or inconsistent provision contained herein or in any other Loan Document (other than the Indenture), provided that such change does not adversely affect the interests of any Bondholder in any material respect, which shall be deemed to be the case upon receipt of written confirmation from the Rating Agency that such change will not adversely affect the then current ratings on the Bonds, (E) to evidence any succession and the assumption by any such successor of the respective covenants herein, or (F) in connection with any amendment of the Indenture or Servicing Agreement that is approved as provided therein. No amendment may be made that would impair the Servicer's, the Trustee's or the Beneficiary's rights hereunder without the consent of such party.

         SECTION 11.06. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         SECTION 11.07. ADDRESSES OF MORTGAGED PROPERTIES. The street addresses of the Mortgaged Properties are as set forth on Schedule B hereto.

         SECTION 11.08. WIRE TRANSFER. All payments of principal and interest and other amounts due under this Deed of Trust shall be paid to the Beneficiary by wire transfer of immediately available funds to such bank or place, or in such manner, as the Beneficiary may from time to time designate.

         SECTION 11.09. SEVERABILITY. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Deed of Trust in any one jurisdiction shall not affect or impair in any manner the validity of such provision in any other jurisdiction.

         SECTION 11.10. COVENANTS TO RUN WITH THE LAND. All of the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Mortgaged Property and shall apply to, and bind the successors and assigns of the Borrower. Without limiting the generality of the foregoing, the Beneficiary may, at any time and from time to time without the consent of the Borrower, sell, assign, syndicate or otherwise transfer and/or dispose of all or any portion of its rights and remedies under this Deed of Trust and any other security instrument or document affecting the Mortgaged Property (including, without limitation, any assignment of leases and rents) to any other person or entity, either separately or together with other property of the Beneficiary for such purposes and on such terms as the Beneficiary shall elect, and such other person or entity shall thereupon become vested with all of the rights and obligations in respect thereof granted to the Beneficiary herein, therein or otherwise. Each representation and agreement made by the Borrower in this Deed of Trust and any other security instrument or document affecting the Mortgaged Property (including, without limitation, any assignment of leases and rents) shall be deemed to run to the Beneficiary and all of its successors and assigns. None of the rights or obligations of the Borrower hereunder may be assigned or otherwise transferred without the prior written consent of the Beneficiary.

         SECTION 11.11. TRUSTEE'S DUTIES. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Mortgaged Property for debts contracted or liability or damages or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. The Borrower will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by him in the performance of his duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation in writing to the Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by the Beneficiary or if for any or no reason and without cause the Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, the Beneficiary shall, without any formality or notice to the Borrower or any other person, have full power to appoint a substitute trustee and, if the Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless, upon the written request of the Beneficiary or his successor trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by Trustee to the successor trustee so appointed in its or his place. Trustee may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices.

         SECTION 11.12. BUSINESS DAYS. In the event any time period or any date provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

         SECTION 11.13. RELATIONSHIP. The relationship of the Beneficiary to the Borrower hereunder is strictly and solely that of the Borrower and the Beneficiary and nothing contained in the Bonds, this Deed of Trust or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Borrower other than as mortgagor and the Beneficiary.

         SECTION 11.14. NO MERGER. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Beneficiary unless the Beneficiary shall have consented to such merger in writing.

         IN WITNESS WHEREOF, the Borrower has duly executed this Deed of Trust as of the day and year first above written.

                                        EQI FINANCING PARTNERSHIP I, L.P.,
                                        a Tennessee limited partnership


                                        By: EQI FINANCING CORPORATION,
                                            a Tennessee corporation, its duly
                                            authorized general partner

Signed and acknowledged in
the presence of:
                                        By:
                                           ----------------------------
                                            Name: Phillip H. McNeill
------------------------------              Title: President
Name:


[SEAL]


                                        Post Office Address of Individual
                                        Signatory:

                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------

STATE OF                           )
         -----------------         ) ss.:
COUNTY OF                          )
          ---------------

                 On this ______ day of ___________________, before me
________________________, a Notary Public in and for said County and State, personally appeared ______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument he, or the entity upon behalf of which he acted, executed the instrument.


                                           -------------------------------------
                                                            Notary Public


My Commission expires:
                        ------------------

                        LIST OF SCHEDULE AND EXHIBITS


Schedule A       Description of Premises

Schedule B       Street Address of Mortgaged Properties

Annex I          Local Law Provisions

                                  SCHEDULE A

                           DESCRIPTION OF PREMISES

                             [LEGAL DESCRIPTION]

                                  SCHEDULE B

                 STREET ADDRESSES OF THE MORTGAGED PROPERTIES


  1.      Hampton Inn, 10 Bee Street, Meriden, Connecticut

  2.      Hampton Inn, 129 Plains Road, Milford, Connecticut

  3.      Hampton Inn, 6135 Youngerman Circle, Jacksonville, Florida

  4.      Hampton Inn, 5000 North Tamiami Trail, Sarasota, Florida

  5.      Hampton Inn, 5585 Whitesville Road, Columbus, Georgia

  6.      Hampton Inn, 5550 Grand Avenue, Gurnee, Illinois

  7.      Hampton Inn, 1087 Diehl Road, Naperville, Illinois

  8.      Hampton Inn, 6817 East 82nd Street, Indianapolis, Indiana

  9.      Hampton Inn, 1902 Embassy Square Boulevard, Louisville, Kentucky

  10.     Hampton Inn, 925 Victors Way, Ann Arbor, Michigan

  11.     Hampton Inn, 1922 Cedar Creek Road, Fayetteville, North Carolina

  12.     Hampton Inn, 1859 Remount Road, Gastonia, North Carolina

  13.     Hampton Inn, 29690 Detroit Road, Cleveland (Westlake), Ohio

  14.     Hampton Inn, 148 International Avenue, Knoxville (Alcoa), Tennessee

  15.     Hampton Inn, 7619 IH-35N, Austin, Texas

  16.     Hampton Inn, 320 Texas Avenue South, College Station, Texas

  17.     Hampton Inn, 12670 East NW Highway, Dallas (Garland), Texas

  18.     Hampton Inn, 2700 Cherry Lane, Fort Worth, Texas

  19.     Holiday Inn, 2008 Hawthorne Road, Winston-Salem, North Carolina

         20. Holiday Inn, 250 Johnny Dodds Boulevard, Charleston (Mt. Pleasant), South Carolina

         21.     Residence Inn, 6990 Dodge Street, Omaha, Nebraska

         22.     Residence Inn, 501 D'Onofrio Drive, Madison, Wisconsin

         23.     Comfort Inn, 1515 North First Street, Jacksonville Beach,
                 Florida

                                   ANNEX I

CH AS
T:\EQUITY\LoanDocs\D-Trust.5
04/30/97





                                      58